COMPLIANCE MANUAL

US SUPPLEMENT

SOMERSET CAPITAL MANAGEMENT LLP

Edition: February 2014

Chief Compliance Officer: Robert Diggle

Somerset Capital Management LLP

Compliance Manual – February 2014

Somerset Capital Management LLP

Compliance Manual – February 2014

SECTION 5.D	Best Execution, Directed Brokerage and Use of Broker Commission	60

SECTION 5.E	Certain Regulatory Dealing Restrictions	63

SECTION 6	BOOKS & RECORDS	64

SECTION 6.A	Record Keeping	64

SECTION 6.B	Electronic Communications	70

APPENDICES POLICIES		71

APPENDIX 1	Code of Ethics

APPENDIX 2	Employee Reporting Statement

APPENDIX 3	Privacy Policy

APPENDIX 4	Sample Privacy Notice

APPENDIX 5	Proxy Voting Policy

APPENDIX 6	Allocation Policy

APPENDIX 7	Trade Error Policy

APPENDIX 8	Best Execution & Use of Broker Commission Policy

Somerset Capital Management LLP

Compliance Manual – February 2014

INTRODUCTION & GENERAL INFORMATION	SECTION 1

Compliance Manual & US Supplement	Section 1.A

PURPOSE

Somerset Capital Management LLP (the “Firm”) is registered as an Investment Adviser in the United States with the Securities Exchange Commission (“SEC”) under Section 203 of the Investment Advisers Act of 1940, as amended (the “Advisers Act”).

The Firm does not comply with the Advisers Act with regard to its non-US clients.

The purpose of this US Supplement (the “US Supplement”) to the Firm’s UK Compliance Manual (together, the “Compliance Manual”) is to provide guidance to ensure compliance with United States securities laws and regulations and other laws applicable to the Firm’s business and assist the Firm and its members (partners), officers, directors (or other person occupying a similar status or performing similar functions) and employees and any other person who provides investment advice on behalf of the Firm and is subject to the Firm’s supervision and control (each, a “Supervised Person” or in this US Supplement, an “Employee”), in preventing violations of the Advisers Act and the rules promulgated thereunder.

The US Supplement sets forth policies and procedures relating various aspects of the Firm’s business and is designed to meet the requirements of Rule 206(4)-7 under the Advisers Act. Unless otherwise noted, all citations in this US Supplement refer either to sections of the Advisers Act or to rules promulgated thereunder. This US Supplement sometimes modifies the contents of the UK Compliance Manual.

•	In cases where policies and procedures in this US Supplement are different from those in the UK Compliance Manual, this US Supplement provides additional governing policies and procedures for that aspect of the Firm’s business.

•	In cases where this US Supplement is silent on a subject, the UK Compliance Manual provides the standard policy and operating procedures.

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Compliance Manual – February 2014

Compliance Officer Requirements	Section 1.B

REGULATION

The SEC obliges registered Investment Advisers to adopt a Compliance Program. Under the rule, the Firm is required to:

1.	Adopt and implement written policies and procedures reasonably designed to prevent violations of the US federal securities laws;

2.	At least annually review those policies and procedures for adequacy and effectiveness of implementation; and

3.	Designate a chief compliance officer (the “Compliance Officer”).

The individual appointed as Compliance Officer must be:

•	Competent and knowledgeable regarding the Advisers Act;

•	Empowered with full responsibility and authority to develop and enforce appropriate policies and procedures for the Firm;

•	Of sufficient seniority and authority with the Firm to compel others to adhere to the compliance policies and procedures;

•	Identified in the Firm’s Form ADV; and

•	Formally appointed by the appropriate person(s).

POLICY

The Firm’s Compliance Officer is the FCA Approved Person holding the Controlled Function CF10 (Compliance Oversight) and whose name appears on the cover page of the Compliance Manual.

Where this US Supplement refers to tasks to be performed by the Compliance Officer, it is implicit that such tasks may be performed by another suitable person at the discretion of the Compliance Officer, under delegation from and subject to the overall supervision of the Compliance Officer.

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Compliance Manual – February 2014

Investment Adviser Registration	Section 1.C

REGULATION

Section 203 Registration of Investment Advisers, Section 203A State and Federal Responsibilities and Rule 203A-1 Eligibility for SEC Registration of the Advisers Act govern Investment Adviser registration. Unless exempt from registration, Investment Advisers are required to be registered with the SEC or with the state in which the Firm maintains a place of business, or is otherwise required to register in accordance with each individual state’s regulations.

Once having initially filed, an Investment Adviser is also required to update its registration on Form ADV annually using the Investment Adviser Registration Depository (“IARD”) system. Registration is maintained through the timely payment of renewal fees and filing of the Annual Updating Amendment.

POLICY

As a registered Investment Adviser, the Firm will maintain and renew its Investment Adviser registration annually on the IARD system.

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Compliance Manual – February 2014

STANDARDS OF CONDUCT & DISCLOSURES	SECTION 2

Disclosures	Section 2.A

Form ADV

Under Rule 203-1 the Firm must complete and maintain an accurate Uniform Application for Investment Adviser Registration (“Form ADV”).

Form ADV consists of Parts 1A, 2A (the “Brochure”) and 2B (the “Brochure Supplement,” and together with the Brochure, “Part 2”), as well as a series of attachments in the form of Schedules (for the Part 1A and the Brochure) and an Appendix (for the Brochure Supplement).

The Firm is responsible for maintaining the accuracy of the information in its Form ADV. The Firm is required to amend Parts 1A and the Brochure of its Form ADV and, with respect to the Brochure, submit a summary of material changes thereto, at least annually, within 90 days of its fiscal year end, and more often as required by the instructions to the Form ADV. The Firm is also required to promptly update its Brochure Supplement when the information contained therein becomes materially inaccurate.

The Firm has filed Part 1A and 2A of its Form ADV with the SEC via the Investment Adviser Registration Depository (“IARD”), and maintains a copy of Part 2B in the Firm’s files.

The Brochure

The Firm is required under Rule 204-3 to furnish to each of its advisory clients and prospective advisory clients (including investors in private investment vehicles) the Brochure. The Firm must deliver the Brochure to an advisory client or prospective advisory client before or at the time it enters into an advisory contract with the client.

The Firm also is required, on an annual basis no later than 120 days after the end of its fiscal year and without charge, to meet its Brochure delivery requirement. This obligation may be satisfied by delivering either (i) an updated Brochure, including or accompanied by the summary of material changes, or (ii) the summary of material changes to the Brochure, accompanied by:

•	an offer to provide a current copy of the Brochure without charge, and

•	the following:

•	website address (if available);

•	an e-mail address (if available);

•	a telephone number by which a client may obtain the current brochure from the Firm and

•	the website address for obtaining information about the investment adviser through the Investment Adviser Public Disclosure (“IAPD”) system.

If the Firm has not filed an interim amendment since its last annual amendment and the Brochure remains materially accurate, the Firm does not have to deliver an updated Brochure or a summary of material changes to its clients.

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The Brochure Supplement

Brochure Supplements are prepared for each Supervised Person who (i) formulates investment advice for a client and has direct client contact or (ii) makes discretionary investment decisions for client assets even if the person has no direct client contact.

While there is no obligation to file the Brochure Supplement with the SEC, the Firm is required to furnish to each of its advisory clients and prospective advisory clients any Brochure Supplements before or at the time it enters into an advisory contract with the client. To the extent that the Firm does not have any client to whom a Brochure Supplement would have to be delivered, the Firm does not have to prepare a Brochure Supplement.

The Firm does not have an annual update obligation to its clients with respect to the Brochure Supplement.

Disclosure of Financial and Disciplinary Information

The Firm is required to disclose in the Brochure any financial condition reasonably likely to impair the ability of the Firm to meet contractual commitments to clients if the Firm (i) has discretionary authority over client assets, (ii) has custody of client funds or securities, or (iii) requires or solicits prepayment of more than $1,200 in fees per client in six months or more in advance (Item 18 of the Brochure). Further, to the extent the Firm requires prepayment of fees (in accordance with (iii) above), the Firm must provide clients with an audited balance sheet showing the Firm’s assets and liabilities at the end of its most recent fiscal year.

The Firm is required to disclose in Part 1A a description of the Firm’s disciplinary history, as well as the disciplinary history of its advisory affiliates (which includes officers, partners, directors, certain employees and any person who directly or indirectly controls or is controlled by the Firm). Further, the Firm may limit its disciplinary history disclosure of any event in Part 1A to 10 years following the date of the event.

In addition to the legal and disciplinary disclosures in Part 1A, the Firm is also required to disclose in the Brochure a description of any legal or disciplinary event that is material to evaluating the integrity of the Firm or its management personnel (Item 9 of the Brochure). Certain disciplinary events are presumed to be material, including any convictions for theft, fraud, bribery, perjury, forgery, counterfeiting, extortion or violations of securities laws by the Firm or one of its executives, if they occurred within the past 10 years. Disciplinary events presumed to be material must be disclosed unless the Firm: (i) rebuts this presumption based on an analysis using specified factors, (ii) records its analysis, and (iii) retains such analysis in its records. Notwithstanding the fact that a disciplinary event is more than 10 years old, the Firm is still required to report it if the event remains material to a client’s or prospective client’s evaluation of the Firm and the integrity of its management personnel.

In addition to disclosure in Part 1A and the Brochure, the Firm must also disclose disciplinary history material to a client’s evaluation of certain Supervised Persons’ integrity in its Brochure Supplement. These disclosures include certain disciplinary events that are presumptively material if they occurred within the past 10 years and any events requiring the Supervised Person to resign or relinquish his or her designation or license, if the Firm knows or should have known of this fact. The conditions and events set forth under this Section are each referred to as a “Disclosure Event.”

All Employees have an obligation to inform the Compliance Officer of the occurrence of a Disclosure Event or any other event that might require disclosure to clients or disclosure on Form ADV.

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Compliance Manual – February 2014

Disclosure Questionnaires

Each Employee at the time of joining the Firm and annually thereafter is required to complete and sign the Disclosure Questionnaire (Part A) which forms part of the Employee Reporting Statement attached as APPENDIX 2. In addition, the Firm’s senior management and certain Supervised Persons1 are required to complete and sign the Disclosure Questionnaire (Part B) which is also part of the Employee Reporting Statement.

If a Disclosure Event or other disclosable event is reported to the Compliance Officer, the Compliance Officer will prepare the necessary disclosure and ensure that it is appropriately disseminated.

Client Reporting

The Firm’s policies regarding the periodic statements and/or reports that will be delivered to the Firm’s clients (including clients that are investors in Funds2) are set forth in Item 13 of the Brochure. The Compliance Officer will ensure that these reports are sent to clients in accordance with such policies.

Identification of Risks/Compliance Monitoring

The Firm maintains a list of risks that apply to its business in its Internal Capital Adequacy Assessment Process (“ICAAP”), which also identifies the safeguards designed to mitigate such risks. The ICAAP is reviewed by the board of directors of the Firm at least annually and is designed to assist senior management in evaluating whether the Firm’s potential risks are adequately addressed.

In addition, the Firm maintains a detailed Compliance Monitoring Program which identifies the specific risks relating to the proper application of its policies and procedures as set out in this Compliance Manual, including the Code of Ethics. The Compliance Monitoring Program contains monthly and quarterly tests which assists the Firm in monitoring compliance with its policies and procedures and highlights any failure to properly address the risks which these policies and procedures seek to mitigate or eliminate. The Compliance Officer will periodically review the Compliance Monitoring Program to ensure that it adequately covers the areas of risk that are relevant to the Firm’s business.

The Firm Compliance Officer will also conduct an annual review to evaluate the adequacy of these policies and procedures and the effectiveness of their implementation. The Compliance Officer will document the annual review and it forms part of the Firm’s overall Compliance Monitoring Program.

Anti-Fraud Provision/Rule

Section 206 of the Advisers Act, otherwise known as the Anti-Fraud provision, makes it unlawful for any Investment Adviser, by use of the mails or any means or instrumentality of interstate commerce, directly or indirectly, (i) to employ any device, scheme, or artifice to defraud any client or prospective client; (ii) to engage in any transaction, practice, or course of business which operates as a fraud or deceit upon any client or prospective client; (iii) acting as a principal for his own account, knowingly to sell any security to or purchase any security from a client, or acting as a broker for a person other than such client, knowingly to effect any sale or purchase of any security for the account of such client, without disclosing to such client in writing before the completion of such transaction the

[1]	Persons required to complete the Disclosure Questionnaire (Part B) include principal executive officer (e.g. CEO, COO, CCO), member of the executive committee or individual with similar status or performing similar functions; a member of an investment adviser’s investment committee or group that determines general investment advice to be given to clients, or if the investment adviser does not have an investment committee, any individual who determines general investment advice provided to clients.
[2]	“Fund” means a private investment fund for which the Firm acts as investment adviser.

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Compliance Manual – February 2014

capacity in which he is acting and obtaining the consent of the client to such transaction; or (iv) to engage in any act, practice, or course of business which is fraudulent, deceptive, or manipulative. The SEC has adopted a number of rules that identify specific conduct and activities that would constitute a violation of Section 206.

The Firm has an obligation to make full and adequate disclosure to clients regarding potential and actual conflicts of interest and to keep current all disclosure and marketing materials provided to the Firm’s clients or investors in private investment funds. In addition, Rule 206(4)-8 prohibits the Firm from making false or misleading statements or engaging any fraudulent, deceptive or manipulative conduct with respect to investors and prospective investors in private investment funds advised by the Firm. Rule 206(4)-8 applies to any materials or statements prepared or made by the Firm to any prospective or existing investor in such private investment funds.

Side letters and Most Favoured Nation (“MFN”) clauses

To the extent the Firm or any of its affiliates have entered into or may enter into agreements or arrangements with a client (or with certain investors in private investment vehicles) which extend special rights or more favourable terms than are provided to or offered to similarly situated clients or other investors in such private investment vehicle (e.g., side letters, MFN clauses, key man redemption rights, special reporting), such arrangements may need to be disclosed in Form ADV Part 2 and other offering materials and will need to be monitored by the Compliance Officer.

Electronic Delivery of Brochure and Other Reports

The Firm may provide clients or investors in private investment funds (and/or their designated agents) statements, reports, Form ADV Part 2 (including a summary of material changes) and other communications relating to their investments, in electronic form, such as e-mail, in lieu of or in addition to sending such communications as hard copies via fax or mail, provided that the client has consented to electronic delivery.

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Compliance Manual – February 2014

Code of Ethics	Section 2.B

PURPOSE

Rule 204A-1 requires the Firm to adopt a Code of Ethics designed to prevent fraud by reinforcing fiduciary principles that govern the conduct of registered firms and their employees. All Employees must adhere to the Firm’s Code of Ethics. The Code of Ethics is intended to convey the general guidelines of professional conduct expected from all Employees in their dealings with customers, prospective customers, competitors, suppliers, the outside community and co-workers.

The Code of Ethics sets out the Firm’s policies in respect of:

•	Personal Securities Transactions

•	Gifts & Business Entertainment

•	Outside Affiliations

•	Political and Governmental Activities

RESPONSIBILITY

Formal disciplinary action up to and including dismissal shall be taken for any violation of the Code of Ethics. In addition, it is a requirement that all violations of criminal laws applicable to the Firm’s business by Employees will be reported to the appropriate authorities for prosecution.

All questions relating to the Code of Ethics should be referred to the Compliance Officer.

The Firm’s Code of Ethics is attached as APPENDIX 1.

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Compliance Manual – February 2014

Procedures to Prevent Insider Trading	Section 2.C

PURPOSE

In accordance with Section 204A of the Advisers Act the Firm has adopted written policies and procedures that are designed to prevent the misuse of material non-public information by the Firm or persons associated with the Firm.

The Compliance Officer is responsible for the implementation of such procedures.

POLICIES AND PROCEDURES TO PREVENT INSIDER TRADING

Persons associated with the Firm (including but not limited to shareholders, partners, members, officers, directors, employees, consultants and independent contractors) are prohibited from trading, either personally or on behalf of others, including client accounts managed by the Firm (“Client Accounts”), in any security or security-based derivative position on the basis of material, non-public information in violation of the law. In addition, persons associated with the Firm are prohibited from communicating material, non-public information to any person (including Firm personnel) in violation of the law. This prohibited conduct is frequently referred to as “insider trading.” The Firm’s policy applies to the Firm and persons associated with the Firm, and extends to activities within and outside their duties at the Firm. Every Supervised Person must read and retain this policy. Any questions regarding the Firm’s policy should be referred to the Compliance Officer.

The term “insider trading” is not defined in the US federal securities laws, but generally is used to refer to the use of material non-public information to trade in securities (whether or not one is an “insider”) or to communications of material non-public information to others.

While the law concerning insider trading is not static, it is generally understood that the law prohibits:

•	trading by an insider, while in possession of material non-public information; or

•	trading by a non-insider, while in possession of material non-public information, where the information either was disclosed to the non-insider in violation of an insider’s duty to keep it confidential or was misappropriated; or

•	communicating material non-public information to others.

The elements of insider trading and the penalties for such unlawful conduct are discussed below.

•	Who is an Insider?

The concept of “insider” is broad. It includes officers, directors and employees of a company (and any personnel of the company serving in similar functions). In addition, a person may be a deemed an insider if he or she enters into a special confidential relationship in the conduct of a company’s affairs and as a result is given access to information solely for the company’s purposes. Insiders may include, among others, a company’s attorneys, accountants, consultants, bank lending officers, and the employees of such organizations. In addition, the Firm may become an insider of a company it advises or for which it performs other services.

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•	What is Material Information?

Trading on non-public information is not a basis for liability unless the information is material. “Material information” generally is defined as information for which there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company’s securities. Information that Supervised Persons should consider material includes, but is not limited to:

•	earnings information;

•	mergers, acquisitions, tender offers, joint ventures, or changes in assets;

•	new products or discoveries, or developments regarding customers or suppliers (e.g., the acquisition or loss of a contract);

•	changes in control or in the board of directors or executive management;

•	change in auditors or auditor notification that the issuer may no longer rely on an auditor’s audit report;

•	events regarding the issuer’s securities—e.g., defaults on senior securities, calls of securities for redemption, repurchase plans, stock splits or changes in dividends, changes to the rights of security holders, public or private sales of additional securities;

•	bankruptcies or receiverships; or

•	information concerning a proposed private offering (private investment in public equity or “PIPE”).

Material information does not have to relate directly to a company’s operations. For example, the US Supreme Court considered as material certain information about the contents of a forthcoming newspaper column that was expected to affect the market price of a security. In that case, a Wall Street Journal reporter was found criminally liable for disclosing to others the dates that reports on various companies would appear in the Journal and whether those reports would be favourable or not.

•	What is Non-public Information?

Information is non-public until it has been effectively disseminated to the market place. For example, information found in a report filed with the SEC, or appearing in Dow Jones, Reuters Economic Services, the Wall Street Journal or other publications of general circulation would be considered public.

Establishing Insider Trading Liability

There are two main theories with respect to establishing insider trading liability.

(a)	Fiduciary Duty Theory

Insider trading liability is established when trading while in possession of material, non-public information about a public issuer of securities that was obtained in breach of a fiduciary duty or other relationship of trust and confidence. There are alternate theories under which non-insiders can acquire the fiduciary duties of insiders: they can enter into a confidential relationship with the company through which they gain information (e.g., attorneys, accountants), or they can acquire a fiduciary duty to the company’s shareholders as “tippees” if they are aware or should have been aware that they have been given confidential information by an insider who has violated his fiduciary duty to the company’s shareholders.

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(b)	Misappropriation Theory

Insider trading liability is also established when trading occurs on material, non-public information that was stolen or misappropriated from any other person in breach of a duty owed to the source of the information, by defrauding such person of the exclusive use of such information.

For example, the Supreme Court3 found that an attorney misappropriated information from his law firm and its client when he traded on knowledge of an imminent tender offer while representing the company planning to make the offer. Rather than premising liability on a direct fiduciary relationship between the company insider and the attorney, the Court based misappropriation liability on the attorney’s deception of those who entrusted him with access to confidential information. The misappropriation theory can be used to reach a variety of individuals not previously thought to be encompassed under the fiduciary duty theory.

Tender Offers.

The SEC has adopted a rule which expressly forbids trading while in possession of material, nonpublic information regarding a tender offer received from the tender offeror, the target company or anyone acting on behalf of either until the information is publicly disclosed by press release or otherwise. There is no requirement to prove that there has been a breach of fiduciary duty when establishing insider trading liability in the context of tender offers. As a result, Supervised Persons should exercise particular caution any time they become aware of non-public information relating to a tender offer.

Circumstances in Which You May Obtain Material, Non-public Information.

Material, non-public information may be obtained in a variety of situations. For example, a person might inadvertently obtain material, non-public information through:

•	meetings with company representatives (such as “one-on-one” or other discussions with company executives or directors);

•	serving as a director of a company;

•	participation in industry meetings;

•	discussions with insider employees or industry consultants or experts (e.g. “expert networks”);

•	interaction with third-party service providers such as legal, banking, brokerage, administrative and printing firms;

•	family or personal relationships with insiders or others in the financial services industry;

•	participation on creditor committees;

•	brokerage relationships providing invitations and access to “PIPE” transactions;

•	the ownership of debt and equity securities of the same issuer;

•	interactions with clients (including private fund investors) who are corporate insiders; or

•	interaction with other persons in the financial services industry.

[3]	In U.S. v. O’Hagan, 117 S. Ct. 2199 (1997).

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US public companies are subject to Regulation FD, which provides that when an issuer, or person acting on its behalf, discloses material, non-public information to certain persons (in general, securities market professionals and holders of the issuer’s securities who may well trade on the basis of the information), it must make public disclosure of that information. Notwithstanding an issuer’s responsibilities pursuant to Regulation FD, the Firm and its personnel should make an independent evaluation of all information received from issuers and their insiders to determine whether the information is material, non-public information.

Penalties for Insider Trading

Penalties for trading on or communicating, material non-public information are severe, both for individuals involved in such unlawful conduct and their employers. A person can be subject to some or all of the penalties below even if he or she does not personally benefit from the violation. Civil penalties include:

•	civil injunctions;

•	treble damages;

•	disgorgement of profits;

•	fines for the person who committed the violation of up to three times the profit gain or loss avoided, whether or not the person actually benefited; and

•	fines for the employer or other controlling person of up to the greater of US$1,000,000 or three times the amount of the profit gained (or loss avoided), if the employer either fails to maintain compliance procedures or fails to take appropriate steps to prevent the likely commission of acts constituting a violation; and

•	prohibition (which may be permanent) from any business or venture which relates directly or indirectly to securities, including investment management.

Criminal penalties include up to 20 years in prison and/or fines of up to $5 million for each violation for individuals; and fines of up to $25 million for corporate entities.

PROCEDURES

Every Supervised Person must follow these procedures or risk serious sanctions, including dismissal, substantial personal liability and/or criminal penalties. Employees must have particular regard to the Firm’s policies set out under Section 2.D – Use of Expert Networks and Industry Consultants.

Steps to Take if in Possession of Potential Material, Non-public Information

If you believe that information in your possession is material and non-public, or if you have questions as to whether the information is material and non-public, you should take the following steps:

1.	Report the matter immediately to the Compliance Officer.

2.	Do not purchase or sell the security (including derivatives, swaps or other types of financial instruments relating to the security) on behalf of yourself or others, including Client Accounts.

3.	Do not communicate the information inside and outside the Firm (including to existing or prospective clients), other than to the Compliance Officer.

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After the Compliance Officer has reviewed the issue or consulted with counsel (as appropriate), you will be instructed to continue the prohibitions against trading and communication, or you will be allowed to trade and communicate the information.

Transactions in Securities on the Restricted List

From time to time, Firm personnel may obtain material, non-public information or establish special or “insider” relationships with one or more issuers of securities (i.e., such person may become an officer or director of an issuer, a member of a creditor committee that engages in material negotiations with an issuer, etc.) or the Firm may enter into non-disclosure/confidentiality agreements with issuers of securities in which clients may invest. As a result of these and other circumstances, the Firm maintains a Restricted List containing the names of issuers whose securities are not eligible for purchase or sale by you on behalf of yourself and/or Client Accounts. The Compliance Officer is responsible for maintaining and updating the Restricted List and will advise the trading desk and all personnel of the Firm in writing when any issuer is added to or deleted from the Restricted List.

Absent the Compliance Officer’s approval, you are prohibited from trading, either personally or on behalf of Client Accounts, in any security of an issuer appearing on the Restricted List. In furtherance of this prohibition, the Compliance Officer will place a “hold” in the Firm’s portfolio management system on any security included on the Restricted List. The Compliance Officer must reflect in writing his approval of any transaction in a security of an issuer appearing on the Restricted List.

Restricting Access to Material Non-public Information

Information in your possession that you identify as material and non-public may not be communicated to anyone, including persons within or outside the Firm, except as provided in paragraph “Identifying Insider Information” above. Additionally, care should be taken so that such information is secure. The Firm should consider taking appropriate measures to prevent the flow of such material, nonpublic information from personnel of the Firm to others within the Firm’s organization to the extent possible. For example, files containing material non-public information should be sealed; access to computer files containing material non-public information should be restricted. For clarification, such steps may not be sufficient and trading in a particular stock may need to be restricted. If a confidentiality agreement has been signed with respect to material, non-public information, then the Compliance Officer should ensure that the terms of such confidentiality agreement are followed.

Personal Securities Trading

The Firm’s Code of Ethics contains restrictions on the personal securities trading of persons subject to the Code. A personal securities transaction that would be permissible under the Code of Ethics is nevertheless still subject to this policy.

Education

Partners and staff will be required to attend periodic mandatory training sessions in order to learn about insider trading and any developments in the regulatory environment.

Record Keeping

The Firm shall maintain records relating to this policy, including:

•	a written report detailing any matter reported to the Compliance Officer in accordance with this policy, and the resolution thereof;

•	attendance of and material related to any training sessions; and the Restricted List and amendments thereto.

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Use of Independent Consultants	Section 2.D

POLICY AND PROCEDURES

The Firm may wish to engage expert networks, matching services or other industry consultants who are compensated by the Firm for providing research, analysis or other data ( “Consultants”). Employees must be especially alert to the potential for access to sensitive information during such contacts.

Pre-Approval

Prior to an Employee’s initial contact with any Consultant, the Employee must meet with the Compliance Officer to discuss the Firm’s policies and procedures with respect to Consulting Services. Additionally, any contacts with a new Consultant must be pre-approved by the Compliance Officer.

An Employee may not consult with a Consultant who currently works for a public company that the Employee covers for the Firm without the prior approval of the Compliance Officer.

Discussion Representations

Employees must make it clear to the Consultant that:

•	the Firm may use information that they provide in connection with an investment; and

•	they do not wish to obtain material non-public information regarding any company.

Employees may not discuss any company (public or private) with which a Consultant is affiliated, including but not limited to a director, trustee, officer, employee or any other known affiliation that may result in the receipt of material non-public information. Employees must be knowledgeable about any such affiliation of the Consultant (by reading the Consultant’s biography, confirming with the Consultant directly, etc.) to avoid any improper discussions and make it clear to the Consultant that they do not wish to obtain any information regarding such affiliated companies.

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Doing Business with US Government Entities	Section 2.E

REGULATION

The Firm is prohibited from receiving compensation for providing advisory services to a US government entity4 for two years following any contribution5, other than certain de minimis contributions, by the Firm or its directors, employees and their immediate family members (for the purposes of this policy, “covered persons”) to an official of a US government entity who is or will be in a position to influence the award of advisory business. In addition, the Firm is also prohibited from coordinating, or soliciting others to make, contributions for an official6 of a US government entity to which the Firm is providing or seeking to provide advisory services (Rule 206(4)-5 under the Advisers Act (the “Rule”)).

In this regard, the Firm has adopted policies and procedures in order to comply with the Rule7. The Rule, with certain exceptions, prohibits the Firm from:

•	receiving compensation for providing investment advisory services to a US government entity, directly or indirectly, for two years after the Firm or any of its covered associates makes a contribution to an official of such US government entity;

•	coordinating, or soliciting any person or political action committee to make, (a) contributions to an official of a US government entity to which the Firm is providing or seeking to provide advisory services or (b) payments (e.g. gifts, subscriptions, loans, advances or deposits of money or anything of value) to a political party of a state or locality where the Firm is providing or seeking to provide advisory services to a US government entity; and

•	making or agreeing to make payments to third parties to solicit[8] advisory business from a US government entity on behalf of the Firm unless such third parties are registered investment advisers or registered broker-dealers who are themselves subject to similar restrictions regarding contributions to officials of US government entities as the Firm.

[4]	the Firm will be deemed to be seeking to provide investment advisory services to a US government entity when it responds to a request for proposal, communicates with the US government entity regarding the entity’s formal selection process for investment Firms or engages in some other solicitation of the US government entity for the purpose of providing advisory services to such US government entity, either directly or through a US government entity’s investment in a covered investment pool managed by the Firm.
[5]	means gifts, subscriptions, loans, advances, deposits of money, or anything of value made for: (i) the purpose of influencing any election for federal, state or local office; (ii) payments of debt incurred in connection with any such election; or (iii) transition or inaugural expenses of the successful candidate for state or local office.
[6]	means any person (including any election committee for the person) who was, at the time of the contribution, an incumbent, candidate or successful candidate for elective office of a US government entity if the office (i) is directly or indirectly responsible for, or can influence the outcome of, the hiring of the Firm by the US government entity or (ii) has the authority to appoint any person who is directly or indirectly responsible for, or can influence the outcome of, the hiring of the Firm by the US government entity.
[7]	the Firm may have additional responsibilities under the code of conduct of a US government program or plan it manages and/or the laws of the state or city in which such program or plan is located. (See, for example, the Code of Conduct of the New York State and Local Employees’ Retirement System, the New York State and Local Police and Fire Retirement System and the New York State Common Retirement Fund at www.osc.state.ny.us/pension/codeofconduct.pdf.)
[8]	means (i) with respect to investment advisory services, to communicate, directly or indirectly, for the purpose of obtaining or retaining a client for, or referring a client to the Firm, and (ii) with respect to a contribution or payment, to communicate, directly or indirectly, for the purpose of obtaining or arranging a contribution or payment.

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The Rule applies only to the extent that the Firm provides or seeks to provide investment advisory services to a US government entity, either directly or through a US government entity’s investment in a Fund.

POLICY AND PROCEDURES

To the extent the Firm provides or seeks to provide investment advisory services to a US government entity, the Firm will take the measures described herein to seek to ensure that contributions to an official of such US government entity and payments to any third party who is engaged to solicit advisory business from such US government entity are not made with the purpose of influencing the award of an advisory contract or the decision to invest in a Fund.

These procedures seek to ensure that neither the Firm nor any of its covered associates makes or has made a contribution in violation of the restrictions on political contributions that the Firm has adopted herein. In addition, these procedures prohibit the Firm from paying or entering into an agreement to pay a third party to solicit advisory business from a US government entity on its behalf unless such third party has affirmed its status as a regulated person9.

Political Contributions

•	(a) Preclearance of Political Contributions: The Firm and each covered associate must obtain the prior written approval of the Compliance Officer before making a contribution to any person (including any election committee for the person) who is an incumbent, candidate or successful candidate for US state or local office, including any such person who is running for US federal office (a “Candidate”).

(b) Certain De Minimis Contributions: As a matter of policy, the Compliance Officer expects to approve a contribution by a covered associate per election of up to US$350 in the case of a contribution to an official for whom such covered associate is entitled to vote and up to US$150 in the case of a contribution to an official for whom such covered associate is not entitled to vote, provided that the Compliance Officer concludes that such contribution is not made with the purpose of influencing the award of an advisory contract or the decision to invest in a Fund and is not likely to have the effect of influencing the award of an advisory contract or the decision to invest in a Fund. Notwithstanding the foregoing, the Compliance Officer will not approve any contribution that would result in serious adverse consequences to the Firm under the Rule.

[9]	means (i) an investment adviser registered with the SEC that has not, and whose covered associates have not, within two years of soliciting a government entity, (A) made a contribution to an official of that government entity other than as permitted by Rule 206(4)-5(b)(1), and (B) coordinated or solicited any person or political action committee to make any contribution to an official of a government entity to which the Firm is providing or seeking to provide investment advisory services or payment to a political party of a state or locality where the Firm is providing or seeking to provide investment advisory services, or (ii) a “broker”, as defined in section 3(a)(4) of the Exchange Act, or a “dealer”, as defined in section 3(a)(5) of that Act, that is registered with the SEC and is a member of a national securities association registered under section 15A of that Act (e.g., FINRA), provided that (A) the rules of the association prohibit members from engaging in distribution or solicitation activities if certain political contributions have been made and (B) the SEC, by order, finds that such rules impose substantially equivalent or more stringent restrictions on broker-dealers than the restrictions imposed by Rule 206(4)-5 of the Advisers Act and that such restrictions are consistent with the objectives of such Rule.

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•	Preclearance of Coordination and Solicitation of Contributions and Payments: The Firm and each covered associate must obtain the prior written approval of the Compliance Officer prior to coordinating or soliciting any person or political action committee to make (a) a contribution to a Candidate, or (b) a payment to a political party of a state or locality. In this regard, the Firm and each covered associate must obtain the prior written approval of the Compliance Officer prior to consenting to the use of its name on any fundraising literature for a Candidate or sponsoring a meeting or conference which features a Candidate as an attendee or guest speaker and which involves fundraising for such person.

•	Preclearance of Contributions to Political Action Committees and State and Local Political Parties: The Firm and each covered associate must obtain the prior written approval of the Compliance Officer prior to making any contribution to a political action committee or a state or local political party. The Compliance Officer will inquire as to how the contribution will be used in order to determine whether the political action committee or political party is closely associated with an official of a US government entity. In the event the Compliance Officer determines that the political action committee or political party is closely associated with an official of a US government entity, the Compliance Officer will make a determination as to whether to permit the Firm or the covered associate to make a contribution to such political action committee or political party. As a matter of policy, the Compliance Officer expects to approve a contribution by a covered associate to a political action committee or a state or local political party if the contribution is less than $350 or $150, as applicable.

•	Special Disclosure Prior to Hire, Promotion or Transfer: Prior to the hiring, promotion or transfer of a person that would result in such person serving as a covered associate of the Firm, such person will be required to disclose, as a condition of the hiring, promotion or transfer, all of the contributions and payments made by such person to Candidates, political action committees and state and local political parties within the preceding two years (if the person will solicit clients for the Firm) or six months (if the person will not solicit clients for the Firm). To the extent the Firm is aware that the person has made a contribution or payment in violation of these procedures, the Firm will make a determination as to whether to hire, promote or transfer such person to serve as a covered associate.

•	Exception for Certain Returned Contributions: The prohibition of the Rule (on receiving compensation for providing advisory services to a US government entity for two years after the Firm or a covered associate has made a contribution to an official of such US government entity) will not apply in certain instances where the triggering contribution is returned. In the event the Compliance Officer discovers that a covered associate has made a contribution in violation of these procedures, the Compliance Officer will make a determination as to whether it will require the covered associate to seek to obtain a return of the contribution. In the event the Compliance Officer determines that it is necessary to require the covered associate to seek to obtain a return of the contribution, it will, within four months after the date of the contribution and 60 days after discovering the contribution, take all available steps to cause the contributing covered associate to seek to obtain a return of such contribution and will take such other remedial or preventive measures that it determines are appropriate under the circumstances. The Firm’s reliance on this exception for returned contributions is limited to no more than two times per a 12-month period and no more than once for each covered associate, regardless of the time period.

•	Indirect Violations: Neither the Firm nor any of its covered associates may do anything indirectly that would result in a violation of these procedures.

•	Reporting of Political Contributions and Payments: In the event that the Firm or a covered associate makes a direct or indirect contribution or payment to a Candidate, a political action committee or a political party of a state or political subdivision thereof, the Compliance Officer (on behalf of the Firm) or such covered associate, as applicable, must submit a written report to the Compliance Officer as soon as possible, and in no event later than 30 days after the date such contribution or payment was made, disclosing the amount and date of such contribution or payment and the name and title of the recipient.

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•	Recordkeeping: The Compliance Officer will compile and keep a list of (a) the names, titles and business and residence addresses of all covered associates of the Firm, (b) all government entities to which the Firm provides or has provided investment advisory services, or which are or were investors in any covered investment pool to which the Firm provides or has provided investment advisory services, as applicable, in the past five years, and (c) all direct or indirect contributions made by the Firm or any of its covered associates to an official of a US government entity, or direct or indirect payments to a political party of a state or political subdivision thereof, or a political action committee. The records described in (c) above will be listed in chronological order and will indicate (1) the name and title of each contributor, (2) the name and title (including any city/county/state or other political subdivision) of each recipient of a contribution or payment, (3) the amounts and date of each contribution or payment, and (4) whether any such contribution was the subject of the exception for certain returned contributions.

Payments to Third Parties to Solicit Advisory Business from Government Entities

•	Review and Approval of Third Party Solicitation Agreements: The Compliance Officer will review and approve each third party solicitation agreement or arrangement prior to the Firm entering into such agreement or arrangement.

•	Required Disclosure by Regulated Persons: Prior to the Firm providing or agreeing to provide payment to a third party to solicit advisory business from a US government entity on its behalf, the Compliance Officer will require the third party to provide, as a condition to the Firm engaging such third party, a written representation regarding its status as a regulated person. In addition, the Compliance Officer will take any additional measures it deems necessary to verify such third party’s status as a regulated person.

•	On-going Review of Regulated Person Status: In the event the Firm provides or agrees to provide payment to a third party to solicit advisory business from a US government entity, the Firm will require such third party to provide the Firm with satisfactory representations that the third party meets and will continue to meet the definition of a regulated person as of such date or will obtain such other evidence as the Firm deems satisfactory to verify such third party’s status as a regulated person as of such date.

•	Recordkeeping: The Firm will keep a list of the name and business address of each regulated person to whom the Firm provides or agrees to provide, directly or indirectly, payment to solicit a US government entity for investment advisory services on its behalf.

Sub-Advisory Arrangements

•	Serving as Sub-adviser: In the event the Firm enters into an agreement or other arrangement with a third party whereby the Firm will serve as a sub-adviser to an account or a fund managed by such third party, the Compliance Officer will obtain all necessary information from the third party in order to determine whether a US government entity invests in such account or fund. In the event a US government entity does invest in such account or fund, the Compliance Officer will take appropriate measures with respect to such US government entity in order to ensure compliance with these procedures. In addition, the Compliance Officer will use reasonable efforts to require the third party to obtain the prior written approval of the Firm prior to admitting a US government entity as an investor in a fund to which the Firm is providing sub-advisory services.

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•	Hiring of Sub-adviser: In the event the Firm hires a third party to serve as a sub-adviser to an account or a Fund in which a US government entity invests, the Compliance Officer will require such third party to disclose whether it or any of its covered associates has made a contribution or payment that would result in a serious adverse consequence to such third party under the Rule. In addition, the Compliance Officer will require the third party to verify on an on-going basis that neither the third party nor any of its covered associates has made a contribution or payment that would result in a serious adverse consequence to such third party under the Rule.

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Privacy Policies and Procedures	Section 2.F

REGULATION

The Firm is required to adopt and implement a privacy policy as well as procedures that address administrative, technical, and physical safeguards for the protection of customer records and customer information10 (the “Program”) and the dissemination to certain clients of a summary of such policies (Regulation S-P (17 CFR Part 248.30)).

Regulation S-P limits the circumstances under which the Firm may disclose non-public personal information about a client to other persons and requires the Firm to disclose its privacy policy to all of its clients.

Summary of Regulation S-P

The Firm’s compliance with Regulation S-P has four key features:

•	The Firm must provide notice to its clients about its privacy policies;

•	The Firm may only disclose non-public personal information about clients to a non-affiliated third party if it provides an initial privacy notice and a notice giving the client the opportunity to “opt-out” from the Firm’s disclosure of the information;

•	A client may request that his or her non-public personal information not be disclosed to nonaffiliated third parties (although certain information required for processing transactions is still permitted to be disclosed); and

•	The Firm must adopt a program reasonably designed to (i) ensure the security and confidentiality of client records and information; (ii) protect against any anticipated threats or hazards to the security or integrity of client records and information; and (iii) protect against unauthorized access to or use of client records or information that could result in substantial harm or inconvenience to any client.

Privacy rules apply to both “consumers” and “customers.”

Consumers: A consumer is an individual who obtains from the Firm financial products that are to be used primarily for personal, family or household purposes, such as one-time investment advice. The Firm must provide an initial privacy notice to its consumers before the Firm discloses the consumer’s non-public personal information to a non-affiliated third party (other than as necessary to process consumer transactions). The Firm is not required to send a privacy notice to consumers if the Firm discloses non-public information about its consumers to third parties only pursuant to certain exceptions. The Firm may satisfy the initial notice requirement by sending a “short form” notice that explains how the consumer may obtain the Firm’s privacy notice.

[10]	“Customer information” is any record containing non-public personal information about a customer of the Firm, whether in paper, electronic, or other form, that is handled or maintained by or on behalf of the Firm or its affiliates. Non-public personal information includes personally identifiable financial information that is not publicly available, such as a client’s account balance, social security number, and net worth. To the extent that the Firm is adopting this Program to comply with Massachusetts privacy regulations, this definition shall be expanded to include personal information of any Massachusetts resident (regardless of the relationship to the Firm).

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Customers: A customer is a consumer who uses the product or service of the Firm on an on-going basis (such as receiving continuous investment advice)11. The Firm must provide an initial privacy notice when the Firm establishes the customer relationship (such as when an investor enters into an advisory contract) and annually thereafter.

The Firm’s Privacy Policy is set out in APPENDIX 3.

PROCEDURES

Privacy Notices

The Firm will provide an initial notification of its privacy policy (a “privacy notice”) to its customers at the time the advisory relationship is established and annually thereafter, and provide an initial privacy notice to its consumers before it discloses non-public personal information.

The privacy notice will contain the following information:

•	Categories of non-public personal information collected by the Firm;

•	Categories of non-public personal information disclosed by the Firm;

•	If non-public personal information is disclosed to third parties, an explanation of the right to “opt-out” of such disclosure;

•	Categories of affiliates and non-affiliates to whom the Firm discloses the non-public personal information;

•	Categories of non-public personal information about former customers disclosed by the Firm and the categories of affiliates and non-affiliates to whom it is disclosed; and

•	A general description of the Firm’s policies and practices with respect to protecting the confidentiality and security of non-public personal information.

The Firm’s pro-forma Privacy Notice is attached as APPENDIX 4.

Program for Safeguarding Customer Information

In adopting the Program, the Firm seeks to (i) promote the security and confidentiality of customer information, (ii) protect against any anticipated threats or hazards to the security or integrity of customer information; and (iii) protect against unauthorized access to or use of customer information that could result in substantial harm or inconvenience to any consumer, employee, investor or security holder who is a natural person.

To the extent applicable, the Firm has adopted the following physical, technical and employee safeguards:

•	Restricting physical access to customer information by storing it in a locked cabinet or in a room with restricted access;

•	Using unique user IDs and passwords to restrict access to customer information, and prompting changes in passwords at regular intervals;

[11]	All “customers” are also “consumers,” but not all consumers are customers.

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•	Using network security measures (such as firewalls, antivirus software and security patches) to restrict access to customer information;

•	Terminating access to customer information for former or departing employees;

•	Encouraging employees to report suspicious activity involving customer information; and

•	Imposing disciplinary measures for failure to comply with the Program.

Unauthorized Access or Use

Responding to Unauthorized Access or Use

Upon the discovery of an incident of unauthorized access to or use of customer information, the Firm shall:

•	Assess the nature and scope of any incident involving unauthorized access to or use of customer information and maintain a written record of customer information systems and the types of customer information that may have been accessed or misused;

•	Take appropriate steps to contain and control the incident and maintain a written record of such steps;

•	Ascertain the cause of the unauthorized access or use and take steps to prevent the reoccurrence of such unauthorized access or use;

•	Promptly conduct a reasonable investigation once aware of an incident, determine the likelihood that the customer information has been or will be used, and maintain a written record of such determination;

•	If misuse of customer information has occurred or is reasonably possible, notify each individual with whom the customer information is associated as soon as possible following an incident and maintain a written record that such notification was provided;[12] and

•	Review contractual obligations with third parties concerning notification requirements and determine appropriate process for notifying and addressing the incident.

Notification of Unauthorized Access or Use of Sensitive Customer Information13

If the Firm determines that an incident of unauthorized access or use has occurred of sensitive customer information and the misuse of such information has occurred or is reasonably plausible as a result, the Firm must notify each individual with whom the customer information is identified in a clear and conspicuous manner and by a means designed to ensure the individual can reasonably expect to receive the notice.

[12]	However, if an appropriate law enforcement agency determines that notification will interfere with a criminal investigation and requests in writing that notification be delayed, the Firm may delay notification until it no longer interferes with the criminal investigation.
[13]	“Sensitive customer information” is customer information, or any combination of components of customer information, that would allow an unauthorized person to use, log into, or access an individual’s account, or to establish a new account using the individual’s identifying information, including the individual’s (i) name, telephone number, street address, e-mail address, or online user name, in combination with the individual’s account number, credit or debit card number, driver’s license number, credit card expiration date or security code, mother’s maiden name, password, personal identification number, biometric record, or other authenticating information, or (ii) Social Security number.

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The notice must:

•	Describe the incident in general terms and the type of customer information that was the subject of unauthorized access or use;

•	Describe the steps taken to protect the individual’s customer information from further unauthorized access or use;

•	Include a telephone number, name and address of a specific office to contact for further information and assistance; and

•	Recommend that the individual review any account statements and report any suspicious activity to the Firm.

Document Destruction Policy

The Firm will take reasonable measures to guard against access to information derived from credit reports or other customer information when disposing of it, such as shredding such information and destroying or erasing electronic documents that contain consumer information.

Program Coordination

The Compliance Officer is responsible for coordinating the Program. The Program will be evaluated as necessary or appropriate, based on, inter alia, any material changes to the business and operations of the Firm and any other circumstances that may have a material impact on the Firm’s information security system.

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Identity Theft Prevention Policy and Procedures	Section 2.G

REGULATION

The Firm is committed to maintaining policies and procedures that are reasonably designed to detect, prevent and mitigate identity theft in connection with its provision of advisory services. Identity theft means a fraud committed or attempted using the identifying information14 of another person without authority. The Firm has adopted the following Policy in relation to Regulation S-ID.

Background and Summary of Regulation S-ID

Regulation S-ID requires a registered investment adviser that has determined that it is a qualifying institution to implement and administer an identity theft prevention program. The identity theft prevention program should be reasonably designed to detect, prevent, and mitigate identity theft in connection with the opening of a covered account or maintaining any existing covered account.

“Covered account” means (i) an account that a financial institution15 or creditor16 offers or maintains, primarily for personal, family, or household purposes, that involves or is designed to permit multiple payments or transactions, such as a brokerage account with a broker dealer or an account maintained by a mutual fund (or its agent) that permits wire transfers or other payments to third parties; and (ii) any other account that the financial institution or creditor offers or maintains for which there is a reasonably foreseeable risk to customers17 or to the safety and soundness of the financial institution or creditor from identity theft, including financial, operational, compliance, reputation, or litigation risks.

Applicability of the Regulation to the Firm

The applicability of Regulation S-ID to the Firm is limited by the following factors:

1.	The Firm has determined that it does not meet the definition of a “creditor” with respect to its advisory clients and investors.

2.	The Firm has no clients that are natural persons.

[14]	“Identifying Information” means any name or number that may be used, alone or in conjunction with any other information, to identify a specific person, including any-

(i) Name, Social Security number, date of birth, official State or government issued driver’s license or identification number, alien registration number, government passport number, employer or taxpayer identification number;

(ii) Unique biometric data, such as fingerprint, voice print, retina or iris image, or other unique physical representation;

(iii) Unique electronic identification number, address or routing code; or

(iv) Telecommunication identifying information or access device (as defined in 18 U.S.C. 1029(e)).

[15]	“Financial Institution” includes any person that, directly or indirectly, holds a Transaction Account belonging to a “consumer” (i.e. a natural person). A “Transaction Account” includes an account on which the account holder is permitted to make withdrawals by negotiable or transferable instrument, payment orders of withdrawal, telephone transfers, or other similar items for the purpose of making payments or transfers to third persons or others.
[16]	“Creditor” means a person that regularly extends, renews or continues credit, or makes those arrangements that regularly and in the course of business advances funds to or on behalf of a person, based on an obligation of the person to repay the funds or repayable from specific property pledged by or on behalf of the person.
[17]	“Customer” means a person that has a covered account with a financial institution or creditor.

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3.	The Firm acts as investment advisor, and has an affiliate that acts as Manager, to certain private funds (the “Funds”) in which certain investors are natural persons. The following policies and procedures are in place with respect to the payment of distributions or withdrawals from the Funds:

A.	Investors do not have the authority to instruct payment of withdrawal proceeds to a third party without the express consent of the Funds’ Manager[18].

B.	The Funds’ Manager has the sole authority to authorize the custodian bank of the Funds to make any payments or distributions from the Funds, including payment of investor withdrawals.

C.	As part of the subscription process to the Funds, all investors must provide (i) a signed Subscription Agreement containing inter alia their full name and address, and (ii) personal ID documentation enabling the Funds to verify the identity of all investors that are natural persons or of those individuals authorized to instruct on the account. Such instructions can only be updated by the investor through duly signed written instructions to the Manager and the provision of appropriate identification documentation in relation to any new authorized signatory.

D.	The Manager will not authorize any payment of withdrawal proceeds to an investor who has not provided the documents set out in C above, or where such documents do not match the information given in the Subscription Agreement (or the duly signed updated instructions where applicable).

E.	All withdrawals must be requested in writing using the Funds’ specified Withdrawal Request Form including investor name, details of remitting bank, and the signature of the investor or their authorized signatory(ies). These details are checked against the details originally provided in the Subscription Agreement (or the duly signed updated instructions where applicable). No payment of withdrawal proceeds will be made unless all of the following conditions are met:

(i) the names and signature on the Withdrawal Request Form match those on the Subscription Agreement (or the duly signed updated instructions where applicable); and

(ii) the remitting bank account is in the name of the investor.

Consequently, the Firm has determined that it does not indirectly hold Transaction Accounts” and therefore is not a qualifying institution for the purposes of Regulation S-ID.

OVERSIGHT AND RECORDKEEPING

The Compliance Officer is responsible for the Firm’s compliance with Regulation S-ID and the implementation of appropriate policies and procedures. This Policy will be evaluated as necessary or appropriate, based on, inter alia, any material changes to the business and operations of the Firm and/or the Fund. The Firm will periodically (but no less frequently than annually) conduct a risk assessment to determine whether it offers or maintains any account for which there is a reasonably foreseeable risk to customers or to the safety and soundness of the Firm from identity theft, including financial, operational, compliance, reputation, or litigation risks, taking into consideration:

(1)	the methods it provides to open its accounts;

(2)	the methods it provides to access its accounts; and

[18]	Section 9 (d) of the Fund’s Limited Liability Company Agreement

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(3)	its previous experiences with identity theft.

The Firm will maintain records relating to this Policy in accordance with its recordkeeping policies, including in relation to the periodic determination described above.

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MARKETING & SOLICITATION	SECTION 3

Private Placement Rules	Section 3.A

REGULATION

The Firm is engaged in a private placement of interests in The Somerset Global Emerging Markets Fund LLC, the Somerset Emerging Markets Small Cap Fund LLC, the SCM Emerging Markets Mid Cap Fund LLC, the Somerset Frontier Markets Fund LLC and the Somerset Small Mid Cap EM All Country Fund LLC, US domiciled private funds (the “Funds”), in the United States. The Funds are excluded from regulation under the Investment Company Act of 1940, as amended (the “Investment Company Act”) by Section 3(c)7, which limits the purchase of interests in the Funds to “qualified purchasers”19 or certain “knowledgeable employees” of the Firm or its affiliates. Additionally, the Funds rely on the exemption from registration provided under Rule 506 of Regulation D under the Securities Act (“Reg D”).

Accordingly, interests in these Funds may not be offered to the public in the United States or by means of any advertisement or general solicitation of prospective investors in the United States. Prohibited forms of advertisement or general solicitation may include:

•	any advertisement or notice in print or electronic media;

•	publication of materials over the internet;

•	speaking about the Fund, by name or impliedly, with the press or to an audience that includes the general public, or

•	making unsolicited telephone solicitations or mailings to prospective investors (even qualified investors) with whom the Firm has no prior relationship.

Generally the Firm should not discuss the Funds with, nor send the Funds’ offering documents or any informational material describing the Funds to, any person (whether the Firm has initiated contact with or received an unsolicited enquiry from that person) unless the Firm has:

(i)	a pre-existing, substantive business relationship with that person; and

(ii)	has made a determination that the person is an eligible “accredited investor”[20].

An informal relationship will not meet the standard of a substantive business relationship.

The relationship may be deemed to meet this standard if the Firm has had sufficient time to review and assess the financial circumstances or sophistication of the potential investor and has had regular contact with such person for at least one month prior to making any offer of interests of the Funds to them.

[19]	the definition of an “qualified purchaser” is contained in the Funds’ Subscription Agreement.
[20]	the definition of an “accredited investor” is contained in the Fund’s Subscription Agreement.

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Bad Actor Rules

On September 23, 2013 new rules came into effect that disqualify a private fund from being able to rely on the Reg D safe harbor if it or certain other “covered persons” involved with the offering has a disqualifying event.

“Covered Persons” are:

(i) the issuer21 and any predecessor of the issuer or any affiliated issuer22, and any entity acting as their general partners, manager or managing members (“Issuer Entities”); and all persons that are directors, executive officers, general partners, managing members or similar of the Issuer Entities, and other officers of the Issuer Entities where such other officers are participating in the offering,

(ii) any investment manager (including sub-advisers) to an issuer and any entity acting as their general partners, manager or managing members (“Advising Entity”) and all persons that are directors, executive officers, general partners or managing members of the Advising Entities and other officers of the Advising Entities, where such other officers are participating in the offering.

For the purposes of (i) and (ii) above, “participating in the offering”, requires more than transitory or incidental involvement, and could include activities such as participation or involvement in due diligence activities, involvement in the preparation of disclosure documents, and communication with the issuer, prospective investors or other offering participants.

(iii) any beneficial owner of 20% or more of the issuer’s total outstanding voting equity securities, calculated on the basis of voting power; securities that confer voting rights limited solely to approval or changes to the rights and preferences of a class would not be considered voting securities for purposes of the rule;

(iv) any promoter connected with the issuer in any capacity at the time of the sale;

(v) any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with sales of securities in the offering (a “Compensated Solicitor”); and any director, executive officer, other officer participating in the offering, general partner, or managing member of such Compensated Solicitor, as well as any director, executive officer or officer participating in the offering of any such general partner or managing member.

All staff members of the Firm are deemed to be “covered persons” for the purposes of these rules. Consequently, all staff must make certain relevant representations and warranties to the Firm through the Disclosure Questionnaire (Part C) attached in Appendix 2 and immediately disclose any changes to such statements or representations if they become untrue or inaccurate. Such disclosure is for the Fund but shall be made through the Firm’s Compliance Officer.

[21]	in this context, each Fund is an “issuer”.
[22]	“affiliated issuer” is limited to an entity that is an affiliate (as defined in Rule 501(b) of Regulation D) of the issuer that is issuing securities in the same offering.

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Advertising	Section 3.B

REGULATION

When preparing marketing materials and making presentations to prospective or existing investors, investment Firms must abide by the general anti-fraud rules found in the Advisers Act and under common law. This means that the Firm may not:

•	make false or misleading statements about its business or track record;

•	make any untrue statement of a material fact;

•	omit any material fact; or

•	make any statement that is otherwise misleading.

Even if marketing materials do not contain any specific item or statement which in and of itself is false or untrue, the materials may nevertheless be deemed misleading or deceptive if they lead an investor to conclusions that are false or misleading (e.g. a belief that an investment will result in “quick profits”).

Definition of “Advertisement”

Rule 206(4)-1 under the Advisers Act (the “Advertising Rule”) defines “advertisement” broadly to include any “notice, circular, letter or other written communication addressed to more than one person or any notice or other announcement in any publication or by radio or television, which offers (1) any analysis, report, or publication concerning securities, or which is to be used in making any determination as to when to buy or sell any security, or which security to buy or sell, (2) any graph, chart, formula, or other device as to be used in making any determination as to when to buy or sell any security, or which security to buy or sell, or (3) any other investment advisory service with regard to securities.”

For purposes of this rule, an “advertisement” should be construed very broadly – virtually all marketing materials should be viewed as advertisements (e.g. letters to investors, flip-books, websites, etc.)

A.	The Advertising Rule – Prohibited Practices

The Advertising Rule includes a general prohibition against any advertisement that contains an untrue statement of a material fact, or which is otherwise false or misleading. In addition, the rule identifies a set of four specific practices that are either restricted or prohibited:

•	Testimonials

The use of any type of testimonial (i.e. a statement of a customer’s experience or endorsement) concerning the Firm or concerning any advice, report or other service rendered by the Firm is not permitted. Testimonials are prohibited because they may create a fraudulent or deceptive implication, or mistaken inference, that the experience of the person giving the testimonial is typical of the experience of the Firm’s clients.

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Exceptions

(a)	Use of bona-fide news articles written by an unbiased third party: According to the SEC staff, an investment Firm may use references to the Firm’s past performance made in “a bona-fide news article written by an unbiased third-party.” Such references may not be used if they fail to disclose additional facts, which, if disclosed, would imply different results than those set forth in the article.

(b)	Use of client lists: According to the SEC staff, a partial client list that does no more than identify certain clients of the Firm is not a testimonial and may be included in a distributed brochure. The list may not contain any false or misleading information or be presented in a manner that is likely to cause the reader to misinterpret the information. The staff allowed the inclusion of the client list based on the following conditions:

•	the Firm does not use performance-based data to determine which clients to include on the list;

•	the list includes a disclaimer that it is not known whether the listed clients approve or disapprove of the advisory services provided; and

•	the objective criteria that was used to determine which clients to include on the list is disclosed prominently.

In addition, the Firm should ensure that it has each client’s permission to list the client’s name.

•	Highlighting Selected Investments

Specific reference to past profitable recommendations of the Firm are prohibited. The reasoning behind the rule is to prevent “cherry-picking” – i.e. mentioning profitable recommendations, but omitting unprofitable ones.

Exception

The rule excludes from the prohibition any advertisement that complies with three conditions:

(1)	the advertisement must “set out.a list of all recommendations made by such investment Firm within the immediately preceding period of not less than one year.”

(2)	the advertisement or list must state:

•	the name of each security recommended;

•	the date and type of recommendation (i.e., buy, sell or hold);

•	the market price on the time of the recommendation;

•	the price at the time that the recommendation was acted upon; and

•	the most recent market price of the security.

(3)	the following statement (or one substantially similar) must appear prominently on the first page of the list: “IT SHOULD NOT BE ASSUMED THAT RECOMMENDATIONS MADE IN THE FUTURE WILL BE PROFITABLE OR WILL EQUAL THE PERFORMANCE OF THE SECURITIES IN THIS LIST.”

Objective, non-performance based selective recommendations

In recognition of the difficulty involved in providing a complete list of all recommendations made by an Investment Adviser in the past year, the SEC has permitted Investment Advisers to provide information about a limited number of recommendations so long as the presentation would not be misleading. The SEC stated that a selective list of recommendations would not be misleading if made pursuant to the following guidelines:

•	Securities mentioned were selected based on objective, non-performance based criteria (e.g. largest dollar amount of purchases/sales; largest positions held, etc.) consistently applied;

•	The reports would not discuss realized or unrealized profits or losses;

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•	The reports would include cautionary disclosures; and

•	The Investment Adviser would maintain records regarding all recommendations and the selection criteria for securities discussed.

•	Graphs, Charts, Formulas, etc.

If an advertisement includes any direct or indirect representation that a graph, chart, formula, or other device being offered can, on its own, be used to determine which securities to buy or sell or when to buy or sell them, it must disclose all of the limitations and difficulties associated with such a device.

•	Free Services

If a service or product, such as a report or analysis, is advertised as “free,” it cannot be contingent on satisfying any conditions or obligations. The service or product must in fact be free.

B.	Investment Performance Advertising

The Firm is not prohibited from including performance information in marketing materials. However, the information must not contain any untrue statement of a material fact and must not otherwise be false or misleading. This will depend upon the facts and circumstances involved in its use, including (1) the form and content of the marketing materials; (2) the implications or inferences drawn from the information in its total context; and (3) the sophistication of the prospective client.

•	Net of Fees

Performance must be shown net of advisory fees, brokerage or other commissions and any other client expenses.

Exceptions

(1)	One-on-one presentations to sophisticated clients: Performance materials used in one-on-one presentations to sophisticated persons or institutions in a private and confidential manner can be presented on a gross basis so long as the following disclosures are provided in writing at the same time:

•	Disclosure that performance figures do not reflect the deduction of advisory fees;

•	Disclosure that the client’s return will be reduced by such fees and expenses;

•	Disclosure that the Firm’s fees are described in the Firm’s Form ADV Part II or the equivalent; and

•	An example that demonstrates the effect of compounded advisory fees, over a period of years, on the total value of the client’s portfolio.

(2)	Gross-of-fees in equal prominence with net-of-fees: The Firm also may show gross-of-fees performance results in other contexts if the Firm also (i) presents net-of-fees with equal prominence and (ii) includes a disclosure statement explaining how the net-of-fees result was calculated and that the gross performance does not reflect the payment of advisory fees or other expenses incurred in the management of the accounts.

(3)	Model Advisory Fees: SEC staff has permitted an Investment Adviser to advertise the composite performance of accounts for which it employs a particular investment strategy by deducting model fees equal to the highest fees charged to any account during the performance period.

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•	Material Economic Conditions

Disclose the effect of any material market or economic conditions on the results (e.g., an advertisement stating that the accounts of the Firm’s clients appreciated 25% without disclosing that the market generally appreciated 40% during the same period would be misleading).

•	Reinvestments Reflected

Disclose whether results reflect the reinvestment of dividends, gains and other earnings.

•	Risk of Loss

Disclose the possibility of loss if potential profits are discussed.

•	Index Comparisons

When comparing results to a market index, disclose all material factors that are relevant to the comparison (e.g., that the volatility of the index is materially different from the portfolio).

•	Benchmark Comparisons

If comparing a Fund’s returns to popular benchmarks (e.g., S&P 500, NASDAQ), explain that these benchmarks are used for purposes of comparison and that the comparison should not be understood to mean that there will necessarily be a correlation between the Fund’s returns and these benchmarks.

•	Material Conditions To Achieve Performance

Disclose all material conditions, objectives, or investment strategies used to achieve the performance advertised (e.g., specific types of equity securities, hedging techniques, etc.). In addition, if applicable, disclose that the conditions, objectives, or investment strategies of the model portfolio changed materially during the time period depicted.

•	Results Applicable to Select Clients

If applicable, disclose prominently that the actual results relate to only a select group of the Firm’s clients, the basis for the selection, and any material effect of this practice on the results.

•	Consistent Comparisons of Accounts

When presenting performance results of the Firm’s established accounts in the marketing materials of new accounts, present the results of the established accounts in a format that is comparable to that of the accounts being marketed.

•	Disclosure of Separate and Distinct Accounts

When presenting performance results of the Firm’s established accounts in the marketing materials of new accounts, disclose prominently that the accounts being compared are separate and distinct and that prior performance is not indicative of future results.

•	Materially Different Results From Model

If applicable, disclose that the Firm’s clients actually had investment results that were materially different from those represented in the model.

•	Models and Composites

If using model or composite performance results, disclose prominently the limitations associated with the model or composite results (e.g., the fact that model results do not represent actual trading and that they may not reflect the impact that material economic and market conditions may have had on the Firm’s decision-making if this had been an actual scenario).

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•	Composite Substantially Similar:

Do not present composite performance results unless the accounts within each composite are managed with substantially similar investment objectives, policies, and strategies.

C.	Track Records from Prior Employment or Other Funds

The	Firm may use performance results achieved by a portfolio manager under a previous employer in advertising provided that:

(1)	The persons who manage the accounts at the successor employer were primarily responsible for achieving the prior performance results (i.e., no other individual or entity played a significant part in the performance of the accounts). The portfolio manager claiming the performance results should actually “own”, or be primarily responsible for, the prior results. The portfolio manager should be able to prove primary responsibility;

(2)	The accounts managed at the previous Firm are comparable to those currently managed and thus their performance is relevant to prospective clients;

(3)	All accounts managed in a substantially similar manner are presented in the marketing materials unless the exclusion of an account does not result in showing materially higher performance;

(4)	The materials include disclosure indicating that the performance results were from accounts managed at a different Firm; and

(5)	The other requirements described above relating to the presentation of performance are met.

PROCEDURES

Compliance Review

The Compliance Officer or his delegate should review all marketing materials prior to issue and whenever changes are made to the materials. A copy of each document shall be retained, to include all form letters, reports, printed materials and materials intended for use in making presentations to prospective or existing clients.

Retention of Supporting Records

The Firm will retain all performance advertisements and all documents necessary to form the basis for that performance information (i.e. the maintenance of the raw data alone is not sufficient.)

Records will be retained for five years after the end of the fiscal year in which the records were produced. With respect to the supporting records for performance data, the retention period is deemed to only start after the last year in which performance data based on those records was used in advertisements. Accordingly, if the Firm advertises a ten year record, the supporting records will be retained for the entire ten year period plus an additional five years for a total of fifteen years.

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Use of Solicitors	Section 3.C

REGULATION

Before the Firm enters into any arrangement where it will pay a cash fee, directly or indirectly, to a solicitor or marketing agent for referring new clients to the Firm, the Compliance Officer must review the arrangement and ensure that it complies with applicable rules.

For Example, the Firm should not pay any such fee with respect to an investment in a Fund by a US Person unless the recipient of the fee is registered with the SEC as a broker-dealer. While solicitation arrangements solely for investments in a private pooled vehicle generally are not required to comply with Rule 206(4)-3, such arrangements are required to comply with the Anti-Fraud provision of Section 206. Accordingly, material facts relating to conflicts of interest must be disclosed to prospective investors23.

All solicitation and marketing arrangements with third parties must be in writing and disclosed to clients in Form ADV or otherwise. In addition, the solicitor must provide a written disclosure statement to potential clients describing the solicitor’s compensation arrangements with the Firm. An acknowledgment from the client that it has received such disclosure must be maintained by the Firm.

Additionally, refer to Section 2.D—Doing Business with Government Entities which sets out the Firm’s policies and procedures in relation to payments to third parties to solicit advisory business from a US government entity on behalf of the Firm.

[23]	Mayer Brown LLP, SEC Staff No-Action Letter (July 15, 2008, amended July 28, 2008)

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ACCOUNT RELATED MATTERS	SECTION 4

Investment Management Agreements and Fees	Section 4.A

POLICY

Investment Management Agreements

Each agreement for investment services entered into by the Firm with clients (an “Investment Management Agreement” or “Advisory Contract”) should, inter alia:

•	Set forth the Firm’s authority (discretionary or non-discretionary) over the client’s account;

•	Describe the duties to be performed by the Firm;

•	Identify the client’s investment objective, guidelines and any account restrictions;

•	Specify the Firm’s compensation and the manner of payment;

•	Include provisions for terminating the contract;

•	To the extent the Firm or any of its affiliates derive any benefits, including the receipt of compensation of any kind and/or any form of reimbursement arrangement, such benefits, services and/or arrangements should be fully described and disclosed in the Investment Management Agreement and it may be appropriate to describe and disclose such benefits, services and/or arrangements in other places, such as in Part 2A of the ADV and other offering materials and these will need to be monitored by the Compliance Officer; and

•	Contain the client’s acknowledgement of receipt of Part 2A unless another written acknowledgement of receipt previously has been signed by the client.

Whenever the client’s investment objectives, guidelines or restrictions or any other term of an Investment Management Agreement has changed, the Investment Management Agreement should be amended to reflect the changes.

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An Investment Management Agreement must include the following provisions:

•	Assignment Clause: The Firm may not assign the agreement without the client’s consent (Section 205(a)(2); Rule 202 (a)(1)-1)).

•	Change of Partners: If an Investment Adviser is organized as a partnership, the Investment Adviser will notify the client of any change in the membership of the partnership (Section 205(a)(3)). [24]

An Investment Management Agreement may not contain any of the following terms:

•	Limitation of Liability (“Hedge Clauses”): an Investment Management Agreement may not require that the client waive any rights against the Firm that the client has under the US federal securities laws. However, the Investment Management Agreement may limit the liability of the Firm (e.g., to cases in which the Firm does not act with gross negligence, recklessness, or in a wilfully improper or in an illegal manner), provided that it is clear that no waiver of rights under federal securities laws is intended.

•	Termination Penalties: an Investment Management Agreement may not impose a penalty on the client for terminating the contract or the services of the Firm.

Fees

Investment advisory fees should be accurately described in the Form ADV and documented in each client’s Advisory Contract. Any changes to fee arrangements with a client should be in writing.

Performance-based compensation is only permitted in accordance with the Advisers Act and the applicable rules (Section 205; Rule 205-3). All such arrangements must be reviewed by the Compliance Officer.

Special requirements may apply to prepaid advisory fees and such arrangements must be reviewed by the Compliance Officer.

PROCEDURE

The Compliance Officer has the responsibility for implementing and monitoring the Firm’s policy in respect of Advisory Contracts. The Compliance Officer must review each Investment Management Agreement entered into with clients.

[24]	This does not apply if the Investment Adviser is organised as a limited partnership.

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Safeguarding of Client Assets	Section 4.B

POLICY

To the extent it has custody of client funds or securities (“client assets”), the Firm is committed to maintaining controls that are reasonably designed to protect client assets from being lost, misused or misappropriated and complying with the requirements of Rule 206(4)-2.

Examples of Custody

An Investment Adviser has custody of client assets under the following circumstances:

•	if it (or a related person of the Investment Adviser in connection with the services the Investment Adviser provides to clients) holds, directly or indirectly, client funds or securities or has any authority to obtain possession of them. [25] An inadvertent receipt by the Investment Adviser of client funds or securities is however expressly excluded, so long as the Investment Adviser returns them to the sender within three business days of receiving them.

•	if it has the authority to withdraw funds or securities from a client’s account. For example, an Investment Adviser with power of attorney to sign checks on a client’s behalf, to withdraw funds or securities from a client’s account, or to dispose of client funds or securities for any purpose other than authorized trading has access to the client’s assets. [26]

•	calculates its advisory fees, bills the client’s custodian and the custodian automatically deducts fees from the client’s account (through arrangements with the client and the qualified custodian). These Investment Advisers might not have possession of client assets, but they have the authority to obtain possession.

•	in any capacity that gives the Investment Adviser or any related person legal ownership of, or access to, the client funds or securities – for example, if the Investment Adviser or any related person acts in any legal capacity (such as the general partner of a limited partnership, managing member of a limited liability company, or a comparable position for another type of Fund). By virtue of its (or its related person’s) position as general partner/managing member of the Fund, the Investment Adviser generally has authority to dispose of funds and securities in the Fund’s account and thus has custody of client assets.

•	The Investment Adviser or any related person is (i) a trustee of a trust for the benefit of a client or (ii) a trustee of a participant-directed defined contribution plan established for the Investment Adviser’s employees and the Investment Adviser acts as investment adviser to the plan or any investment plan option.

[25]	If the customer is not an advisory client of the Investment Adviser, the Investment Adviser does not have custody of “client funds and securities.” If, however, the customer is a customer in another capacity and is also an advisory client, the Investment Adviser has access to a client’s assets, and therefore has custody, even though that access arises through a separate line of business. The same access could also arise through an affiliate of the Investment Adviser. An Investment Adviser may, for example, have custody if its affiliate holds funds or securities of the Investment Adviser’s clients under circumstances in which the Investment Adviser or its personnel have access to those client assets through the affiliate.
[26]	An Investment Adviser’s authority to issue instructions to a broker-dealer or a custodian to effect or to settle trades does not constitute “custody”. Clients’ custodians are generally under instructions to transfer funds (or securities) out of a client’s account only upon corresponding transfer of securities (or funds) into the account. This “delivery versus payment” arrangement minimizes the risk that an Investment Adviser could withdraw or misappropriate the funds or securities in its client’s custodial account.

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PROCEDURE

If the Firm holds or is deemed to hold, directly or indirectly client securities or funds (“client assets”), and, accordingly, has custody of such client assets, the Firm must comply with the requirements of the applicable rule (Rule 206(4)-2), including the following requirements (unless an exception to such requirement is available):

•	client assets must be maintained with a qualified custodian;

•	if the Firm opens an account with a qualified custodian on its client’s behalf, either under the client’s name or under the Firm’s name as agent, the Firm must notify the client in writing of the qualified custodian’s name, address, and the manner in which the client assets are maintained, promptly when the account is opened and following any changes to the information required in that notification;

•	the Firm must have a reasonable basis, after due inquiry, to believe that the qualified custodian sends at least quarterly account statements to clients; and

•	the Firm must undergo an annual surprise examination or audit to verify securities over which the Firm has custody.

The Compliance Officer, in consultation with appropriate personnel of the Firm, will monitor client arrangements to determine whether the Firm has custody of client assets.

Qualified Custodian

With respect to those clients for whom the Firm has custody of client assets, the Compliance Officer will confirm periodically that such client assets are maintained with a qualified custodian. The following client assets are not required to be maintained with a qualified custodian:

(a)	shares of an open-end investment company as defined in Section 5(a)(1) of the Investment Company Act (a mutual fund); or

(b)	certain “privately offered securities”[27].

Quarterly Account Statements

In order to form a reasonable belief, after due inquiry, that the qualified custodian has sent quarterly statements identifying the amount of funds and each security and reflecting all transactions in the relevant client account during the quarter, including the deduction of fees, to those clients for which the Firm has custody of client assets, the Compliance Officer or his delegate will either (i) obtain a copy of the quarterly statements delivered by the qualified custodian to the client or (ii) obtain a certification from the qualified custodian that the quarterly statements were delivered by the qualified custodian to the clients identified in the certification28.

If the Firm elects to send quarterly statements directly to clients in addition to those sent by the qualified custodian, the Compliance Officer or his delegate will ensure that the Firm includes a legend or other disclosure when notifying clients upon opening a custodial account, following any changes to the information required in that notification and in any subsequent quarterly account statements delivered to clients. The legend must urge clients to compare quarterly statements they receive from the custodian with those received from the Firm.

[27]	Rule 206(4)-2 defines privately offered securities as securities that are: (i) acquired from the issuer in a transaction or chain of transactions not involving any public offering; (ii) uncertificated and ownership thereof is recorded only on the books of the issuer or its transfer agent in the name of the client; and (iii) transferable only with the prior consent of the issuer or the holders of the outstanding securities of the issuer.
[28]	An Investment Adviser accessing the quarterly statements through the qualified custodian’s website would not permit the Investment Adviser to form a reasonable belief that the statements were actually sent.

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Funds: Annual Audit Provision

If the client is a Fund, the Compliance Officer will ensure annually that the Fund provided audited financial statements to its investors prepared in accordance with generally accepted accounting principles and delivered within 120 days after the end of the Fund’s fiscal year (the “Annual Audit Provision”)29.

The Compliance Officer should ensure that the independent public accountant retained to perform the annual audit is registered with, and subject to regular inspection by, the Public Company Accounting Oversight Board (“PCAOB-Registered”) as of the commencement of the professional engagement period, and as of each calendar year-end, in accordance with its rules. For example, the Firm may seek to obtain representations to that effect from the independent public accountant in its engagement letter.

If the Fund liquidates at a time other than the end of its fiscal year, the Compliance Officer will ensure that the Fund obtains a final audit and distributes audited financial statements prepared in accordance with generally accepted accounting principles to its investors promptly after completion of such audit.

•	Master Funds and Special Purposes Vehicles

If the Firm or an affiliate is a general partner or managing member of a Fund that uses either a master fund or “special purpose vehicle” to facilitate its investments, the Compliance Officer will ensure that the Firm either (i) complies with Rule 206(4)-2 separately with respect to the master fund or special purpose vehicle, as applicable, or (ii) includes the assets of the master fund or special purpose vehicle in the scope of its compliance with respect to the Fund. If the Firm chooses to comply with Rule 206(4)-2 separately, the Compliance Officer will ensure that the quarterly statements or audited financial statements of the master fund or special purpose vehicle, as applicable, are distributed to the beneficial owners of the Fund.

Surprise Examination Requirement

With respect to those clients for which the Firm has custody of client assets, the Compliance Officer will ensure that the Firm has entered into a written agreement with an independent public accountant to undergo an annual surprise examination of client assets (the “Surprise Examination Requirement”) unless one of the following exceptions is applicable:

•	The client is a Fund in compliance with the Annual Audit Provision;

•	The Firm has custody of client assets solely as a consequence of its authority to deduct advisory fees from client accounts; or

•	The Firm is deemed to have custody solely as a result of certain of its related persons holding client assets and a determination has been made that the Firm is “operationally independent” of the affiliated custodian. The Compliance Officer will make and keep a memorandum describing the basis upon which he or she has determined that the presumption that any related person is not operationally independent has been overcome.

[29]	180 days in the case of a Fund of Funds.

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To the extent that the Firm is subject to the Surprise Examination Requirement the Compliance Officer will be responsible for ensuring that a written agreement is in place that specifies the duties to be performed. The written agreement must require the accountant to do the following:

(a)	File a certificate on Form ADV-E with the SEC within 120 days of the time chosen by the accountant (without prior notice or announcement to the Firm) to conduct the surprise examination of client asset, stating that it has examined the funds and securities and describing the nature and extent of the examination

(b)	Upon finding any material discrepancies during the course of the examination, notify the SEC within one business day of the finding;

(c)	Upon resignation or dismissal from, or other termination of, the engagement, or upon removing itself or being removed from consideration for being reappointed, file within four business day Form ADV-E accompanied by a statement that includes:

(i)	the date of such resignation, dismissal, removal, or other termination, and the name, address and contact information of the accountant; and

(ii)	an explanation of any problems relating to examination scope or procedure that contributed to such resignation, dismissal, removal, or other termination.

Internal Control Report

With respect to those clients for which the Firm or a related person, rather than an independent custodian, serves as the qualified custodian of client assets in connection with advisory services provided by the Firm, the Compliance Officer will obtain, or receive from its related person within six months of becoming subject to the requirement and at least annually thereafter, a written internal control report (the “ICR”) prepared by an independent public accountant that is PCAOB-Registered as of the commencement of the engagement and of each calendar year-end.

The Compliance Officer will review each ICR to confirm that the independent public account has (i) included an opinion as to whether controls have been placed in operation as of a specific date, and are suitably designed and are operating effectively to meet control objectives relating to custodial services, including the safeguarding of funds and securities held by either the Firm or a related person on behalf of the Firm’s advisory clients, during the year, and (ii) verified that the client assets are reconciled to a custodian other than the Firm or its related person. The Compliance Officer will maintain a copy of any ICR obtained or received in the Firm’s records and make it available to the SEC staff upon request.

Procedures where the Firm has received Client Assets

If personnel of the Firm inadvertently receive securities or funds from a client, such personnel must promptly advise the Compliance Officer who will arrange for the return the securities or funds to the client promptly, which in any event must be within 3 business days of receipt.

Additionally, if the personnel of the Firm inadvertently receive client funds or securities from non-clients, such as (i) from the Internal Revenue Service, state or other governmental taxing authorities in the form of client tax refunds, (ii) from administrators of funds established to distribute settlement proceeds of class action lawsuits or other legal actions, or (iii) from an issuer in the form of stock certificates or dividend checks as a result of a class action lawsuit involving bankruptcy where shares are issued in a newly organized entity, or as a result of a business reorganization of the issuer (such non-clients are collectively referred to as “Third Parties”), such personnel must promptly advise the Compliance Officer. In such event, the Compliance Officer will (i) promptly identify client funds or securities, (ii) promptly identify the client (or former client) to whom such client funds or securities are attributable, (iii) promptly forward such client funds or securities to its client (or former client) or a qualified custodian, but in no event later than 5 business days following the Firm’s receipt of such assets, (iv) promptly return to the appropriate Third Party any inadvertently received client funds or securities that the Firm does not forward to its client (or former client) or a qualified custodian, but in no event later than 5 business days following the Firm’s receipt of such assets, and (v) maintain and preserve appropriate records of all client assets inadvertently received by it, including a written explanation of whether (and if so, when) the client funds or securities were forwarded to its client (or former client) or a qualified custodian, or returned to Third Parties.

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Proxy Voting	Section 4.C

REGULATION

Rule 206(4)-6 considers voting proxies on client securities to be a fraudulent, deceptive or manipulative act unless the Firm has (i) designed a written policy to ensure that the Firm votes proxies in the best interests of its clients, (ii) offered to provide copies of its policy to clients, and (iii) advised its clients how they may obtain information on how proxies were voted by the Firm.

PROCEDURES

The Firm will both monitor corporate announcements from issuers whose investments are held in client accounts and receive notifications of corporate announcements from respective client custodians. The Firm will use a variety of monitoring sources, e.g., financial press, external third party research, Bloomberg, etc.

The portfolio managers will make a determination to vote or not to vote proxies in a manner that avoids any conflicts of interest and is in the clients’ best interests.

Individual clients may instruct the Firm in writing that no proxy voting is permitted in respect of portfolio securities.

ERISA CLIENTS

Under US law, once a portfolio manager is given discretion to vote the proxy of an ERISA client, the portfolio manager cannot “give back” the proxy vote to the ERISA client at any time, even if the portfolio manager determines there may be a conflict. An exception is available if in the Investment Management Agreement the portfolio manager specifically reserves to the ERISA client the ability to vote in the event of a conflict of interest.

Record Keeping

Rule 204-2 obliges firms to retain records of:

•	Proxy voting policies and procedures.

•	Proxy statements received regarding client securities.

•	Votes cast on behalf of clients.

•	Clients requesting proxy voting information.

•	Any documents that were material to making a voting decision.

The Firm’s Proxy Voting Policy is set out in APPENDIX 5.

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Class Actions	Section 4.D

POLICY

To the extent that the Firm has authority, pursuant to the governing documents of a client account, to deal with class action claims (“Claims”) it will do so on a case-by-case basis in accordance with the following policy.

PROCEDURES

Once the Firm receives a Claim, the Compliance Officer will determine whether any clients or former clients of the Firm owned the security during the period covered by the Claim. The Compliance Officer will consult with the appropriate portfolio manager to determine if he agrees with the basis of the Claim. In evaluating the Claim, the Compliance Officer, in consultation with the portfolio manager, will decide whether or not to participate in the Claim depending upon (i) the nature of the Claim; (ii) prospects for recovery; (iii) resources required to pursue the Claim and (iv) other relevant factors pertaining to the particular Claim.

If the Compliance Officer determines to participate in the Claim, the following steps are then taken:

1.	Identify the client accounts that held shares during the period covered by the Claim, the amount of shares held and the acquisition and disposition prices.

2.	File proof of claim form generated by the class action lawyer. The proof of claim form will typically request trade dates and prices substantiated by confirms or broker statements.

3.	The Firm should receive a claim number and letter stating that the Claim is being processed.

4.	The Firm will periodically check to see if the Claim has been settled and the proceeds received.

If the client is a Fund, any profits derived from the Claim shall be allocated in accordance with the governing documents of the pooled investment vehicle.

To the extent that the Firm does not have authority to deal with Claims, it will forward any Claims it receives to the client.

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Additional SEC Filing Requirements	Section 4.E

PURPOSE

The SEC requires that the Firm make certain additional filings which depend generally on the total amount of the Firm’s assets under management or the percentage of a US issuer’s equity securities that the Firm may manage on behalf of its clients:

•	Form 13F if the Firm has investment discretion over client accounts that hold in aggregate at least US$100 million in securities that trade on a US Exchange (regardless of nationality of issuer), NASDAQ-quoted stocks, equity options and warrants, shares of closed-end investment companies, and certain convertible debt securities (“13F securities”).

•	Form 13H if the Firm meets the definition of a “Large Trader” i.e. directly or indirectly, including through other persons controlled by the Firm, exercises investment discretion over transactions in US exchange-listed securities, including equities and options (“NMS Securities”), by or through one or more registered broker-dealers, in an aggregate amount equal to or greater than the “identifying activity level”. This is currently triggered if aggregate transactions in NMS securities are equal to or greater than: (i) during a calendar day, either two million shares or shares with a fair market value of US$20 million; or (ii) during a calendar month, either twenty million shares or shares with a fair market value of US$200 million. For the purpose of calculating. For the purpose of calculating whether a person meets the definition of a Large Trader, a limited set of transactions can be excluded[30].

•	Schedule 13D if the Firm owns, or manages client accounts on a discretionary basis which have, more than five per cent. (5%) of a class of US publicly traded equity securities. An amendment to Schedule 13D must be filed to report a one per cent. (1%) increase or decrease in position.

•	Schedule 13G in lieu of Schedule 13D, provided the equity securities are acquired in the course of business and not for the purposes of changing or influencing control of the issuer (i.e. the Firm is acting as a “passive investor”).

Schedule 13G can only be filed by “Qualified institutional investors” (including registered Investment Adviser such as the Firm) and passive investors. If the Firm is seeking control or influence over the issuer it will not be eligible to file a Schedule 13G instead of a Schedule 13D.

A Schedule 13G filing is also due when beneficial ownership of a class of US publicly traded equity securities exceeds ten per cent. (10%); and a further statement is required when such ownership increases or decreases by more than five per cent. (5%) of the amount of the issuer’s outstanding shares.

•	Form PF if the Firm advises one or more private funds and has assets under management of at least US$ 150 million attributable to those private funds.

[30]	For purposes of calculating the identifying activity level, the following transactions are excluded: (i) any journal or bookkeeping entry made to an account to record or memorialize the receipt or delivery of funds or securities pursuant to the settlement of a transaction; (ii) any transaction that is part of an offering of securities by or on behalf of an issuer, or by an underwriter on behalf of an issuer, or an agent for an issuer, whether or not such offering is subject to registration under the Securities Act of 1933, provided, however, that this exemption shall not include an offering of securities effected through the facilities of a national securities exchange; (iii) any transaction that constitutes a gift; (iv) any transaction effected by a court-appointed executor, administrator, or fiduciary pursuant to the distribution of a decedent’s estate; (v) any transaction effected pursuant to a court order or judgment; (vi) any transaction effected pursuant to a rollover of qualified plan or trust assets subject to Section 402(c)(1) of the Internal Revenue Code; and (vii) any transaction between an employer and its employees effected pursuant to the award, allocation, sale, grant or exercise of a NMS security, option or other right to acquire securities at a pre-established price pursuant to a plan which is primarily for the purpose of an issuer benefit plan or compensatory arrangement.

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PROCEDURES

Form 13F

At the end of the calendar year in which at any calendar month-end the aggregate value of 13F securities exceeds US$100 million, a Form 13F will be submitted for filing, and every calendar quarter thereafter.

Form 13F filings are due within 45 days of the calendar year for the initial filing and within 45 days of the end of each calendar quarter thereafter.

Form 13H

•	Transition/Initial Filing Requirements

If the Firm meets the definition of Large Trader, it will have to make an initial SEC filing to be assigned a Large Trader identification number (“LTID”) and disclose the LTID and each account to which the identification number applies to registered broker-dealers effecting transactions on the Firm’s behalf.

•	Annual Filing

After filing an initial Form 13H, Large Traders must file Form 13H with the SEC within 45 days after the end of each full calendar year.

•	Amended Filing

In the event that any information contained in a filed Form 13H becomes inaccurate, Large Traders must file an amended Form 13H with the SEC no later than the end of the calendar quarter in which such information becomes inaccurate.

•	Inactive Status and Termination Filings

A Large Trader who has previously filed a Form 13H and who has not effected aggregate transactions at any time during the previous calendar year in an amount equal to or greater than the identifying activity level may file for “inactive status” on its annual Form 13H filing. Such status relieves the Large Trader of additional filing obligations under the Rule.

During inactive status, a Large Trader may request that its broker-dealers cease tagging its transactions with its LTID. Promptly after effecting transactions in an amount that equals or exceeds the identifying activity level, an inactive Large Trader would be required to reactivate its Large Trader status by filing a Form 13H.

In limited circumstances, a Large Trader may terminate its Large Trader reporting status by filing a Termination Filing on Form 13H.

Schedule 13G/Schedule 13D

Generally the filings must be made upon crossing the relevant thresholds. A 13D (or if applicable 13G) filing must generally be made within 10 days of crossing the 5% threshold.

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Form PF

As the Firm is neither a “Large Hedge Fund Adviser”, “Large Liquidity Fund Adviser” or “Large Private Equity Fund Adviser”, the Firm must file an annual update to its Form PF within 120 days of its fiscal year end.

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Securities Reporting (Forms 3,4 and 5/Section 16)	Section 4.F

PURPOSE

A filing with the SEC, the issuer and the applicable exchange is generally required by a director, officer or a 10% or more beneficial owner of any class of an equity security registered under Section 12 of the Securities Exchange Act of 1934 (the “Exchange Act”) (looking at all accounts over which the Firm has is investment discretion). “Short swing profits” may have to be disgorged to the issuer if they were realized within a period of less than six months.

PROCEDURES

Form 3 filings are generally required within 10 business days after the initial trigger is met, Form 4 filings are generally required within two business days following certain changes in ownership status, and Form 5 filings are generally required annually to reflect certain other ownership changes.

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Valuations	Section 4.G

POLICY

It is important that the Firm accurately value client securities. The Firm’s fee is based on a percentage of the client’s account value and inaccurate security valuations could cause the Firm to overcharge or undercharge the client. In addition, inaccurate security valuations could cause the Firm’s performance presentations to be misleading.

The Compliance Officer will ensure that the Firm maintains valuation procedures and that these are amended if necessary.

PROCEDURES

Use of Agreed Upon or Disclosed Valuation Methodologies

When determining security valuations for any particular account, the Firm must follow any valuation methodologies that have been agreed to with the client. Any proposed special methodologies shall be reviewed for reasonableness by the Compliance Officer and the portfolio manager for the account and set forth in the Investment Management Agreement with the client. Valuation methodologies for Funds should be set forth in the offering memorandum for the Fund or its organizational documents.

All clients of the Firm including the Funds have their own independent custodian. Prior to calculating and/or invoicing its fee, the Firm will agree the valuation upon which such fee is based with the client or the client’s designated custodian. For the Funds, the Firm will always use the valuation produced by the custodian and invoice the fee that is independently calculated by any third party hired by the Fund for this purpose.

Special Valuations

In any case where a portfolio manager believes that (i) the agreed upon valuation methodology is not appropriate or (ii) market quotations for a security are unavailable, unreliable, or not reflective of the security’s market value, the portfolio manager and the Compliance Officer shall determine the fair value of the security by taking into account such factors as deemed relevant, including all readily available information concerning such security.

Documentation of Special Valuations

The Compliance Officer shall document the circumstances requiring a special valuation and the reasoning supporting the valuation assigned by the Firm.

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ERISA	Section 4.H

REGULATION

The assets of pension, profit sharing and benefit plans established by single and multiple employers (or employee organizations) in the US are subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the Internal Revenue Code of 1986, as amended (the “Code”). This section applies where the Firm provides investment management services to plans subject to ERISA and/or the Code.

QPAM

The Firm will meet the criteria of a “Qualified Professional Asset Manager”31 (“QPAM”) if it (i) is SEC registered as an Investment Adviser, (ii) has in excess of US$85 million of client assets under management, (iii) has shareholder equity in excess of US$1,000,000 as of the last day of its most recently completed fiscal year, and (iv) acknowledges within the written contract with each ERISA client that it is acting as a fiduciary with respect to any Plan assets it manages.

ERISA CLIENTS

The Firm is considered an ERISA fiduciary to the extent that it serves as an Investment Adviser and/or investment manager to an ERISA covered plan, a Code-only plan or a private investment fund that holds “plan assets” (each, a “Plan”).

ERISA COVERED PLANS/CODE-ONLY PLANS

The provisions of ERISA that govern the management of plan assets are applicable to “employee benefit plans”, whether or not such plans constitute “qualified plans” under the Code. Included among this universe of plans are 401(k) plans, defined benefit pension plans, profit-sharing plans, cash balance plans and employee welfare benefit plans (“ERISA covered plans”).

The term “employee benefit plans” does not include:

(1)	an individual retirement account (i.e., an IRA) created by an employee to which his employer does not contribute;

(2)	a pension plan which covers only the sole owner of a business (i.e., a Keogh Plan); or

(3)	a partnership pension plan that covers only partners and their spouses.

These plans are referred to as “Code-only plans”. Code-only plans are not subject to ERISA’s fiduciary responsibility rules discussed below. However, they are subject to the prohibited transaction restrictions (discussed below) imposed by both ERISA and the Code.32

[31]	As set forth in the US Department of Labor class exemption, prohibited transaction Exemption, PTE 84-14 Section V(a), under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).
[32]	The management of the assets of plans maintained by federal, state or local government entities, church plans and non-US employee benefit plans are not subject to the provisions of either ERISA or the Code. However, governmental plans may be subject to fiduciary responsibility rules under federal, state or local law. This section of the Manual does not address the legal aspects of the firm’s activities with respect to governmental, church or non-US employee benefit plans. Accordingly, it is important that an employee consult with the Compliance Officer regarding any questions pertaining to such plans.

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PRIVATE FUNDS

Special rules apply in situations involving the investment of employee benefit plan assets in a Fund where the Firm serves as the investment manager. The US Department of Labor has adopted regulations defining the term “plans assets” for purposes of ERISA (the “Plan Asset Regulations”). Under the Plan Asset Regulations, generally, when a plan investor holds an equity interest (i.e., an interest other than an instrument treated as indebtedness with no substantial equity features) in a Fund, the assets of the Plan will include the plan’s equity interest in the Fund and, pursuant to a look through rule, an undivided interest in each of the underlying assets of the Fund. As such, the investment manager of the Fund will be subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and/or the prohibited transaction provisions of the Code (discussed below).

However, the “look through rule” will not apply where the equity interest held by “benefit plan investors”33 is not significant (i.e., less than 25%)34 or where the entity is a “venture capital operating company”35 or a “real estate operating company.”36

ERISA covered plans, Code-only plans and private investment funds considered to hold “plan assets” subject to ERISA and/or the Code are herein referred to as “ERISA clients”.

PROCEDURES

Fiduciary Duties

As a fiduciary, the Firm’s general obligations with respect to ERISA clients are, briefly, as follows37:

•	It must discharge its duties solely in the interest of the participants and beneficiaries of the client employee benefit plan, for the exclusive purpose of providing benefits to participants and beneficiaries, and defraying reasonable expenses of administering the client plan;

[33]	The term “benefit plan investors” includes ERISA covered plans and Code-only plans, but does not include governmental plans, church plans and non-US employee benefit plans.
[34]	Equity interests held by a person with discretionary authority or control with respect to the assets of the entity and equity interests held by a person who provides investment advice for a fee (direct or indirect) with respect to such assets or any affiliate of any such person (other than a benefit plan investor) are not considered for purposes of determining whether equity participation by benefit plan investors is significant.
[35]	A pooled investment vehicle will qualify as a venture capital operating company if (a) on the applicable valuation dates 50% or more of its assets, valued at cost, are invested in “venture capital investments” as to which the pooled investment vehicle has or obtains management rights and (b) the pooled investment vehicle, in the ordinary course of business, actually exercises its management rights with respect to one or more of the operating companies in which it invests.
[36]	A pooled investment vehicle will qualify as a real estate operating company if (a) on the applicable valuation dates 50% or more of its assets, valued at cost, are invested in real estate (which includes participating and other mortgage loans), as to which the pooled investment vehicle has the right to substantially participate directly in management or development activities and (b) the pooled investment vehicle in the ordinary course of its business is engaged directly in real estate management or development activities.
[37]	Does not apply to a Code-only plan.

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•	It must act with the care, skill, prudence and diligence under the prevailing circumstances that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and like aims;

•	It must diversify the ERISA covered plan’s investments so as to minimize the risk of large losses (with certain very limited exceptions);

•	It must discharge its duties in accordance with the governing document to the extent the document is consistent with ERISA;

•	Except as authorized by regulation, it may not maintain title to assets outside the jurisdiction of the district courts of the United States; and

•	It may not permit the account to acquire or hold employer securities that are not qualifying employer securities nor may it permit the account to acquire such securities (i.e. securities issued by a sponsor of a participating plan) in excess of certain specified limitations.

The Firm is considered to satisfy the requirement that the fiduciary act with the care, skill, prudence and diligence of a prudent man with respect to his investment duties if, with regard to an investment or investment course of action, it gives appropriate consideration to the facts and circumstances which, given the scope of the its investment duties, it knows or should know are relevant to a particular investment or investment course of action.

As a fiduciary, the Firm should consider the role the investment or investment course of action plays in the portion of the plan’s investment portfolio with respect to which it has investment duties.

The Firm should determine whether the investment or investment course of action is reasonably designed, as part of the plan’s investment portfolio with respect to which the Firm has investment duties, to further the purpose of the plan given the risk of loss and opportunity for gain (or other return) associated with the investment or investment course of action. Among the factors which a fiduciary should consider are:

•	the composition of the plan’s investment portfolio and its diversity or lack thereof;

•	the liquidity and current return of the portfolio relative to the anticipated cash flow needs of the plan; and

•	the projected return from plan investments relative to the plan’s funding objectives.

Prohibited Transactions

As a fiduciary, the Firm is prohibited from engaging in certain transactions with parties in interest (these include: the employer establishing the plan in the case of an ERISA covered plan, the individual(s) establishing the plan in the case of a Code only plan, the Firm, other plan fiduciaries and service providers such as the plan’s broker-dealer and bank) and from engaging in self-dealing transactions. Importantly, these rules also may apply to transactions between a plan and affiliates of the person engaging in a transaction. Under these rules, specifically, a fiduciary may not enter into a transaction that is a direct or indirect:

•	sale or exchange, or leasing, of any property between a plan and a party in interest;

•	lending of money or extension of credit between a plan and a party in interest;

•	furnishing of goods or services or facilities between a plan and a party in interest;

•	transfer to, or use by or for the benefit of, a party in interest, of any plan assets; or

•	acquisition, subject to certain exceptions, of employer real property and employer securities on behalf of a plan.

In addition, a fiduciary is prohibited from:

•	dealing with the assets of a plan for his own account or in his own interest;

•	representing a party in any transaction involving plan assets whose interests are adverse to the interests of the plan (i.e., no crossing of a plan’s trades with those of another client of the Firm); or

•	receiving any consideration for his own personal account from any party dealing with such plan in connection with a transaction involving the assets of the plan (i.e., no “kickbacks”).

Because of the complexity involved in determining the application of the prohibited transaction rules to a particular transaction, as well as the potential availability of certain exemptions under ERISA and the Code for certain types of transactions, an employee should not engage in any transaction which might appear prohibited without first consulting the Compliance Officer.

Fees for Accounts of ERISA Covered Plans and Code-Only Plans

The total fees charged by the Firm to ERISA clients may not exceed “reasonable compensation” for the services performed, which is generally considered to be fees that would be charged by other Investment Advisers for the same service.

The Firm may enter into performance-based fee arrangements with ERISA clients:

(1)	if permitted under Section 205(a)(1) of the Advisers Act; and

(2)	if the securities to be purchased for the account are securities for which market quotations are readily available.

Where market quotations are not readily available, then the Firm must obtain an independent valuation of those assets.

Fidelity Bond

The Firm will purchase a fidelity bond (so-called “ERISA bond”) in relation to its ERISA clients. Alternatively the Firm may be named as fiduciary on an agent’s rider to the plan’s own fidelity bond.

Other ERISA provisions

Refer to Section 4.C Proxy Voting, Section 5.A Principal and Agency Cross Transactions and Section 5.D Best Execution, Directed Brokerage and Use of Broker Commission for further specific provisions applying to ERISA Clients.

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DEALING & MANAGING	SECTION 5

Principal and Agency Cross Transactions	Section 5.A

REGULATION

Principal Transactions

The Firm, or any of its affiliates, is prohibited under Section 206(3) of the Advisers Act from selling or purchasing any security to or from a client account while acting as a principal for its own account (a “principal transaction”) without notifying the client38 in writing and obtaining the client’s consent prior to completion of the transaction.39

The Rules do not specify the content of the disclosure but it is generally accepted that an Investment Adviser is obligated to disclose all of the information that is material concerning the principal transaction (including the Investment Adviser’s purchase price for any security it proposes to sell and the best price at which the transaction could be effected elsewhere, if more advantageous) so that the disclosure is meaningful to the client in deciding whether to consent to the transaction40.

Agency Cross Transactions

The Firm is permitted under Rule 206(3)-2 of the Advisers Act to act as broker41 for both its client and the party on the other side of the brokerage transaction (an “agency cross transaction”) without obtaining the client’s prior consent to each transaction:/:

1.	the client has prospectively consented in writing to such trades, and the Firm has disclosed, if applicable, that the Firm will act as broker for, receive commissions from, and have a potentially conflicting division of loyalties and responsibilities regarding, both parties to such transactions;

2.	the Firm sends to each such client a written confirmation at or before the completion of the transaction. The confirmation must include:

•	a statement of the nature of the transaction;

•	the date the transaction took place;

•	an offer to furnish upon request, the time when the transaction took place; and

[38]	Each Fund is deemed to be a client for purposes of Section 206(3).
[39]	Cross trades involving an account or Fund that the Firm (or its affiliates) controls may be principal transactions. A private fund will not be viewed as a principal account of an Investment Adviser where the Investment Adviser and its control persons own, in the aggregate, 25% or less of the fund. See Gardner Russo & Gardner, SEC No-Action Letter (June 7, 2006).
[40]	Blanket consents (prior consents to cover a category of transactions) are not sufficient for this purpose.
[41]	The SEC does not consider an Investment Adviser to be acting as a broker for an account when the Investment Adviser does not receive additional transaction based compensation.

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•	the source and amount of any other remuneration received or to be received by the Firm; provided that if, in the case of a purchase, the Firm was not participating in a distribution, or in the case of a sale, the Firm was not participating in a tender offer, the confirmation may state whether any remuneration has been or will be received and that the source and amount of such other remuneration will be furnished upon written request of the client; and

3.	the Firm sends to each client a written disclosure statement identifying the total number of such transactions during the period of the statement and the total amount of all commissions or other remuneration received or to be received by the Firm in connection with such transactions during the period.

However, no agency cross transactions may be effected when the Firm, or any person controlling, controlled by, or under common control with the Firm, recommended the transaction to both the seller and the purchaser.

Any written disclosure statement and confirmation includes a conspicuous statement that the client’s consent may be revoked at any time by written notice to Firm.

ERISA Clients

Principal and agency cross transactions involving ERISA clients have the potential to be prohibited transactions under Section 406 of ERISA. ERISA provides that a fiduciary, including an Investment Adviser, may not act in any transaction involving a plan on behalf of a party whose interests are adverse to the interests of the plan or its participants. Refer to Section 4.H – ERISA.

POLICY

The Firm does not engage in “principal bid” business.

From time to time, the Firm may seek to execute transactions between client accounts (including rebalancing trades between client accounts). Transactions between client accounts are not permitted if they would constitute principal trades or trades for which the Firm or its affiliates are compensated as brokers unless client consent has been obtained.

Fund that has substantial benefit plan investors and is subject to ERISA). However the Firm may engage in cross trading, if permissible.

In accordance with Rule 206(3)-2 the Firm will only engage in cross transactions when the transaction is in the best interests of, and consistent with the investment objectives and policies of, both accounts involved in the transaction. If a cross transaction is considered, it is the Firm’s policy to effect all cross transactions in the most equitable and fair manner for all clients involved.

PROCEDURES

Execution of Cross Trades

Any cross transaction between client accounts must be effected for cash consideration at the current market price of the security or volume weighted average price (“VWAP”) based on current sales data relating to transactions of comparable size for the same security. If no comparable sales data is available on the day in question, then the cross transaction shall be effected at a price equal to the average of the highest current independent bid and lowest current independent offer determined on the basis of reasonable inquiry.

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Documentation

Prior to the execution of a cross transaction, or as soon as possible thereafter, the portfolio manager recommending the trade must prepare a brief memorandum42 setting forth the reasons why the transaction is suitable for each client involved. Copies shall be maintained in the appropriate trade files.

The Compliance Officer is responsible for monitoring transactions between client accounts to determine that such transactions are not principal transactions and that adequate disclosure has been provided to clients where applicable.

[42]	It is acceptable to use email.

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Aggregation and Allocation of Trades	Section 5.B

BACKGROUND

The Firm’s duty is to deal fairly with its clients includes establishing equitable and consistent procedures for allocating securities (and securities recommendations) among clients (discretionary and non discretionary).

In particular, with respect to “new issues” the SEC has made clear that an Investment Adviser may not allocate profits to favoured clients or to improve the performance of poorly performing accounts without disclosing that allocation practice to clients.

The Firm must have a formula or procedure for allocating securities and recommendations among clients and this policy must be disclosed to its clients (the “Allocation Policy”). The Firm’s Allocation Policy is set out in Appendix 6.

PROCEDURES

In directing orders for the purchase or sale of securities to a broker-dealer for execution, the Firm may aggregate orders on behalf of two or more of its client accounts, so long as the aggregation is done for purposes of achieving best execution, and no client is systematically advantaged or disadvantaged by the aggregation.

PRE AND POST-TRADE ALLOCATION

Where it aggregates orders across client accounts, the Firm will pre-allocate the securities across the aggregated client accounts before the transaction is effected (the “pre-allocation schedule”). The pre-allocation schedule will specify the participating client accounts and method of allocation among accounts.

After the trade is executed, securities shall be promptly allocated to client accounts in accordance with the pre-allocation schedule.

Each client that participates in an aggregated order will participate at the average share price for all the Firm’s transactions in that security on a given business day or such shorter period, as applicable, and transaction costs will be shared pro rata based on each client’s participation in the transaction.

Partially filled orders will be allocated pro rata based on the Firm’s Allocation Policy. Where it is necessary to deviate from the Firm’s Allocation Policy, the rationale for the departure must be submitted in writing to and approved by the Compliance Officer.

In all cases:

•	all clients must receive fair and equitable treatment;

•	the Firm will receive no additional compensation as a result of the aggregation; and

•	the Firm’s books and records will separately reflect securities held by, or bought or sold for, client accounts that participate in the aggregation.

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Record-Keeping & Disclosures

Evidence of pre-allocation will be kept on file indicating the percentage level of stock pre and post trade for each client account participating in the aggregate trade.

The Firm’s policies for the aggregation of transactions will be fully disclosed in its Form ADV.

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Trading Errors	Section 5.C

BACKGROUND

Consistent with its fiduciary duties, the Firm’s policy is to take the utmost care in making and implementing investment decisions for its client accounts. To the extent trading errors occur, the Firm seeks to ensure that its clients’ best interests are served.

When an error is made on behalf of a client account, the Firm will use its best efforts to break or otherwise correct the trade.

Broker-dealers may not be permitted to assume responsibility for trading error losses caused by the Firm, nor may there be any reciprocal arrangements with respect to the trade in question or any other trade(s) to encourage the broker to assume responsibility for such losses. In cases where the error is attributable to the broker or other third party, adequate records of the trade and its correction must be maintained together with an indication in such records of the reason for such correction, e.g., “broker error.”

The Firm’s Trade Error Policy is enclosed as APPENDIX 7.

PROCEDURES

Trading Errors, i.e. when an order is not executed according to the portfolio manager’s instructions due to a mistake of fact, processing error or other similar reason, and Order Errors, i.e. when an order is not suitable and appropriate for the client because of investment restrictions or regulatory limitations, changed circumstances, inadvertent duplication or other similar reason that are attributable to the Firm, shall be corrected in accordance with the following principles:

•	The Firm will use its best efforts to assure that orders are entered correctly; however, to the extent that an error occurs, it is to be corrected as soon as practicable. Trades that are simply misallocated to the wrong account (“trade misallocations”) and are discovered prior to settlement date shall be reallocated to the originally intended account at the price of the original trade.

•	If an error (other than a trade misallocation) is discovered on the trade date or thereafter, the trade shall be broken, if possible. If the executing broker cannot break the trade, the error should be reported to the Compliance Officer, who will investigate the matter and determine an appropriate resolution.

•	After a complete investigation and evaluation of the circumstances surrounding an error, the Compliance Officer has discretion to resolve a particular error in a manner other than specified in these procedures. Any errors resulting from unique circumstances shall be resolved on a case-by-case basis. In either event, an explanatory memorandum will be prepared and maintained by the Compliance Officer.

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Best Execution, Directed Brokerage and Use of Brokerage Commission	Section 5.D

REGULATION

Best Execution

In selecting brokers to execute transactions on behalf of clients, the Firm shall at all times seek to select brokers who are expected to provide “best execution” on behalf of client accounts. In determining whether or not a broker provides best execution, a variety of factors may be considered, including the ability of the broker to achieve prompt and reliable executions at favourable prices; the operational efficiency with which transactions are effected; the financial strength, integrity and stability of the broker; any special relevant expertise or capabilities of the broker; the competitiveness of commission rates in comparison with other brokers satisfying the Firm’s other selection criteria; and other similar factors. It is not necessary to select the broker offering the lowest commission rate on each transaction.

Employees should not select brokers to execute transactions for clients for reasons unrelated to the best interests of the client. Improper reasons to select a broker include gifts or other benefits received from a broker, a personal family relationship with an Employee of the broker, or business benefits to the Firm unrelated to the account of the client for which the transaction is being executed.

Soft Dollars & Section 28(e) Safe Harbour

Section 28(e) of the Exchange Act provides a safe harbour that permits the Firm, when selecting brokers to execute transactions for client accounts, to take in account investment research products and brokerage execution services provided to the Firm by brokers. In order to qualify for the safe harbour, the products and services paid for out of client brokerage commission, or “soft dollars”, must provide lawful and appropriate assistance to the Firm in the performance of its investment decision making responsibilities. The following definitions apply:

•	Soft Dollars refers to the practice of using client commission dollars to compensate a broker-dealer for investment research and brokerage execution services provided by the broker to a discretionary money manager.

•	Research refers to advice provided either directly, electronically, or in hard copy as to the value of securities, the advisability of investing in, purchasing or selling securities and the availability of securities or purchasers or sellers of securities. Research also includes research reports (including market research); certain financial newsletters and trade journals; software providing analysis of securities portfolios; corporate governance research and rating services; attendance at certain seminars and conferences; discussions with research analysts; meetings with corporate executives; consultants’ advice on portfolio strategy; data services (including services providing market data, company financial data and economic data); advice from brokers on order execution; and certain proxy services and other information that assists a portfolio manager in making investment decisions or evaluating the performance of accounts.

•	Brokerage refers to services related to the execution, clearing and settlement of securities transactions and functions incidental thereto (i.e., connectivity services between an Investment Adviser and a broker-dealer and other relevant parties such as custodians); trading software operated by a broker-dealer to route orders; software that provides trade analytics and trading strategies; software used to transmit orders; clearance and settlement in connection with a trade; electronic communication of allocation instructions; routing settlement instructions; post trade matching of trade information; and services required by the SEC or a self-regulatory organization such as comparison services, electronic confirms or trade affirmations.

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•	Directed Brokerage refers to instances in which a client retains the discretion to choose brokers and instructs the Firm to direct portfolio transactions to a particular broker-dealer.

Directed Brokerage In certain instances, clients may seek to limit or restrict the Firm’s discretionary authority in making the determination of the brokers with whom orders for the purchase or sale of securities are placed for execution, and the commission rates at which such securities transactions are effected. Clients may seek to limit the Firm’s authority in this area by directing that transactions (or some specified percentage of transactions) be executed through specified brokers in return for portfolio evaluation or other services deemed by the client to be of value. Any such client direction must be in writing, and should contain a representation from the client that the arrangement is permissible under its governing laws and documents.

The Firm will make appropriate disclosure in writing to clients who direct trades to particular brokers, that with respect to their directed trades, they will be treated as if they have retained the investment discretion that the Firm otherwise would have in selecting brokers to effect transactions and in negotiating commissions and that such direction may adversely affect the Firm’s ability to obtain best execution. In addition, the Firm will inform the client in writing that its orders may not be aggregated with other orders and that direction may hinder best execution.

ERISA Clients

ERISA and the Code prohibit the Firm from receiving brokerage or research products or services that fall outside the safe harbor of Section 28(e).

In respect of directed brokerage, ERISA does not prohibit the use of plan brokerage to procure goods and services for which the plan would otherwise be obligated to pay, as long as the amount paid for the brokerage and other goods and services is reasonable and the Firm has fulfilled its duty to obtain best execution for this transaction. However, ERISA prohibits directed brokerage of this type where the good and services procured are not for the exclusive benefit of the plan in question. Consequently, the Firm will request that plan sponsors who direct plan brokerage to provide a letter documenting that this arrangement will be for the exclusive benefit of the plan.

PROCEDURES

The Firm’s use of client commissions to obtain research and brokerage services creates a conflict of interest for the Firm. The Firm will not, for example, have to pay for the research and brokerage services itself. This creates an incentive for the Firm to select a broker to effect client securities transactions based on the Firm’s interests in obtaining the research or brokerage services, rather than on the client’s interest in paying the lowest available commission rate on the transaction. The following procedures have been adopted by the Firm to address this conflict and the Firm’s use of soft dollars to obtain research and brokerage services.

Approval Process and Annual Review

The following will be subject to prior approval by the Compliance Officer:

•	The addition of any broker-dealer to the Firm’s approved broker-dealer list; and

•	Any Commission Sharing Agreement (“CSA”) between the Firm and a broker-dealer.

The Compliance Officer will determine whether the services to be provided by the new broker-dealer or pursuant to a CSA qualify as eligible research or brokerage services under Section 28(e) and, accordingly, whether such services may be paid with soft dollars. The Compliance Officer will consult with the trading desk staff as necessary regarding the capabilities of relevant brokers to make such determination.

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The Firm may establish commission “goals” with each broker providing soft dollar services, but the contract will not include any firm commitments to such brokers regarding the actual amounts of commissions that will be generated. The Firm also should not use soft commissions to pay existing obligations of the Firm.

The Firm’s portfolio managers and trading staff will review the research and brokerage services obtained with client commissions no less than annually to determine that the amount of commissions paid for each service was reasonable in relation to the value of that service, viewed in terms of the either the particular transaction or the Firm’s overall responsibilities with respect to the accounts for which it exercises investment discretion.

Selection of Broker for Trading

As a fiduciary, the Firm has an obligation to obtain “best execution” of clients’ transactions under the circumstances of the particular transaction. Consequently, in deciding to allocate transactions to a broker providing research services, the Firm must make a good faith determination that the commissions charged by the broker are reasonable in relation to the value of the investment research and brokerage execution services provided. Notwithstanding the safe harbor provided under Section 28(e), no allocation for soft dollar payments shall be made unless best execution of the transaction is reasonably expected to be obtained.

Mixed-Use Services

Where a product or service obtained with soft commission provides both research and non-research assistance to the Firm (a “mixed-use service”), such as a quotation service used by both front-office staff for trading and by back-office staff for administrative purposes, the Firm must make a fair and reasonable allocation of the portion of such product or service based upon the Firm’s evaluation of the research and non-research uses of the product or service. The cost of the product or service must be paid using both hard and soft dollars, the hard dollars being paid by the Firm for the non-research portion.

The Compliance Officer will maintain appropriate written records of all such allocations of the costs of mixed-use services.

Oversight

The Compliance Officer has overall responsibility for the supervision and implementation of the Firm’s soft commission policy.

The Firm’s policy and procedures with respect to best execution and the use of brokerage commission is attached as APPENDIX 8. The Compliance Officer will periodically monitor the Firm’s trading to ensure that the Firm has obtained best execution in accordance with this policy and procedures.

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Certain Regulatory Dealing Restrictions	Section 5.E

POLICY/RULE

Restricted Securities

Restricted securities are, in general, securities that have been acquired directly or indirectly from an issuer or from an affiliate of an issuer in a transaction or chain of transactions not involving a public offering. Examples of situations in which “restricted securities” may be acquired include founder and venture capital equity investments, Section 4(2) or so-called “4(11/2)” offerings, Rule 144A offerings, Regulation D offerings, distributions pursuant to Regulation S of domestic equity securities (other than nonparticipating preferred stock and asset-backed securities) and acquisitions for stock of small privately-held companies in which the acquiring company does not register the shares issued in the transaction.

If the Firm acquires or holds restricted securities, it almost always will receive a certificate stamped with a “restricted” legend. The legend indicates that the securities may not be resold in the marketplace unless such securities are registered with the SEC or are exempt from registration requirements.

Portfolio managers should contact the Compliance Officer prior to transacting in restricted securities (or to determine if securities are restricted securities, if unsure) in order to confirm compliance with Rule 144 or another applicable exemption to registration with respect to purchase or re-sale.

Investment in Registered Investment Companies

Each private Fund managed by the Firm and relying upon either Section 3(c)(1) or 3(c)(7) of the Investment Company Act, and any companies controlled by the private Fund, are prohibited from purchasing or otherwise acquiring more than three percent (3%) of the total outstanding voting securities of a U.S. registered investment company.

Examples of registered investment companies include mutual funds, closed-end investment companies, money market funds and exchange-traded funds (ETFs) such as iSHARES and SPDRs.

This prohibition is required by Section 12(d) of the Investment Company Act and is intended to prevent a private fund from acquiring a controlling interest in and exerting undue influence over a registered investment company.

Note: Rule 12d1-1 under the Investment Company Act allows private funds to invest an unlimited amount in shares of money market funds registered under the Investment Company Act, provided that (i) the private fund only pays no sales load, distribution fee, or service fee on the money market fund shares if, or (ii) the money market private fund’s investment adviser waives a sufficient amount of its advisory fee to offset the cost of the sales load, distribution fee or service fee. Certain ETFs may have obtained exemptive relief permitting certain persons to exceed this 3% limitation.

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BOOKS & RECORDS	SECTION 6

Record Keeping	Section 6.A

POLICY & DEFINITIONS

Adequate recordkeeping is an important aspect of the compliance program of the Firm. The Advisers Act (Rule 204-2) requires the Firm to make and keep true, accurate and current books and records relating to its advisory business. All records of the Firm are subject at any time, to periodic, special, or other examinations by representatives of the SEC.

In general, the Firm must maintain three types of books and records: Business records, Client Records and Government Entity Records.

•	Business Records: records relating to its advisory business;

•	Client Records: records relating to its client relationships. Client Records include Custody, Investment Supervisory, and Proxy Voting Records:

Custody Records: If the Firm maintains “custody” of client securities or funds for certain client accounts, it must maintain records with respect to those accounts (“Custody Records”). The Firm is defined as having “custody” of client securities or funds if the Firm holds, directly or indirectly, client securities or funds or has authority to obtain possession of them43.

Investment Supervisory Records: Since the Firm renders “investment supervisory services”44 to certain client accounts, it must maintain additional records with respect to those accounts (“Investment Supervisory Records”).

Proxy Voting Records: Since the Firm exercises proxy voting authority for certain client accounts, it must also maintain records with respect to those accounts (“Proxy Voting Records”).

•	Government Entity Records: records required to be maintained if the Firm provides or seeks to provide investment advisory services to a government entity. Government Entity Records include Political Contribution Records and Third Party Solicitor Records:

Political Contribution Records: If the Firm provides or seeks to provide investment advisory services to a government entity, either directly or through a covered investment pool in which the government entity invests, the Firm must maintain records45 relating to certain contributions made by it and its covered associates to officials of government entities.

[43]	See Rule 206(4)-2
[44]	The Firm provides an “investment supervisory service” to a client if the Firm gives continuous advice as to the investment of funds on the basis of the client’s individual needs.
[45]	Became effective for the Firm on March 14, 2011

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Third Party Solicitor Records: The Firm must maintain records46 regarding each third party it pays or agrees to pay to solicit advisory business from a government entity on its behalf.

REGULATION/ RECORD KEEPING

Business Records

The Advisers Act requires the Firm to maintain Business Records relating to its financial and business matters. Business Records include:

•	a journal or journals (including cash receipts and disbursement records) forming the basis of entries in any ledger;

•	ledgers reflecting asset, liability, reserve, capital, income and expense accounts;

•	all check books, bank statements, cancelled checks and cash reconciliations of the Firm;

•	all bills or statements, paid or unpaid, relating to the Firm’s business;

•	all trial balances, financial statements, and internal working papers relating to the Firm’s business;

•	constitutional documents, shareholder agreements and other documents, including minute books, relating to the establishment and on-going activities of the Firm’s business; and

•	copies of the Firm’s compliance policies and procedures that are in effect, or at any time within the past five years were in effect, and records documenting the Firm’s annual review of its compliance policies and procedures.

•	a memorandum describing any legal or disciplinary event listed in Item 9 of the Brochure and presumed to be material, if the event involved the Firm or any of its staff and is not disclosed in the Firm Brochure or any Brochure Supplement. The memorandum must explain the Firm’s determination that the presumption of materiality is overcome and discuss the factors described in Item 9 of the Firm Brochure or Item 3 of the Brochure Supplement.

Client Records

The Advisers Act also requires the Firm to maintain Client Records relating to its advisory relationship with clients. Client Records include:

•	all written agreements between the Firm and any client;

•	trade tickets or other similar documents reflecting each order given by the Firm for the purchase or sale of any security, or any instruction received by the Firm from a client concerning the purchase, sale, receipt or delivery of a particular security (including any modification or cancellation of any such order or instruction), showing:

•	the terms and conditions of the order, instruction, modification or cancellation;

•	the person connected with the Firm who recommended the transaction to the client and the person who placed the order;

[46]	Became effective for the Firm on September 13, 2011

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•	the account for which the order was entered;

•	the date of entry;

•	the bank, broker or dealer by or through which the order was executed; and

•	whether the order was entered based on discretionary power;

•	originals of all written communications received and copies of all written communications sent by the Firm, including all electronic messages such as e-mail and instant messages, relating to:

•	any recommendation made or proposed to be made and any advice given or proposed to be given;

•	any receipt, disbursement or delivery of funds or securities; or

•	the placing or execution of any order to purchase or sell any security: provided, however,

(i)	that the Firm need not keep any unsolicited market letters and other similar communications of general public distribution not prepared by or for the Firm, and

(ii)	that, if the Firm sends any notice, circular or other advertisement offering any report, analysis, publication or other investment advisory service to more than ten (10) persons, the Firm need not keep a record of the names and addresses of the persons to whom it was sent, except that if such notice, circular or advertisement is distributed to persons named on any list, the Firm must retain with a copy of the notice, circular or advertisement a memorandum describing the list and the source thereof.

•	a list or record of all accounts in which the Firm is vested with any discretionary power, including powers of attorney and other evidence of discretionary power;

•	a copy of the Firm’s Brochure and any Brochure Supplement, each amendment to the Brochure and Brochure Supplement, any separate summary of material changes to Part 2 and records of dates that each of the aforementioned was delivered to clients;

•	The Firm must also maintain documentation describing the method used to compute managed assets for purposes of Item 4.E of the Firm’s Brochure if the method differs from the method used to calculate assets under Item 5.F of the Firm’s Form ADV Part 1.

•	copies of the disclosure documents delivered to clients by solicitors (e.g., persons engaged by the Firm to obtain new investment advisory clients) and all written acknowledgments of receipt of these documents;

•	copies of circulars or other publications that the Firm distributes to ten (10) or more persons (Sales Literature);

•	all accounts, books, internal working papers and any other records or documents that relate to the calculation of the performance or rate of return of any or all managed accounts or securities recommendations in any notice, circular, advertisement, newspaper article, investment letter, bulletin or other communication that the Firm circulates or distributes, directly or indirectly, to ten (10) or more persons; provided, however, that, with respect to the performance of managed accounts, the retention of all account statements, if they reflect all debits, credits, and other transactions in a client’s account for the period of the statement, and all worksheets necessary to demonstrate the calculation of the performance or rate of return of all managed accounts shall be deemed to satisfy the requirements of this paragraph (Performance Information Records);

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•	a copy of the Firm’s Code of Ethics that is currently in effect, or at any time within the past five (5) years was in effect;

•	records of any violations of the Code of Ethics, and any actions taken as result of the violations;

•	records of all written acknowledgments of Employees (as defined in the Code of Ethics) of their receipt of the Code of Ethics and any amendments thereto;

•	records of each report (e.g., holdings reports, quarterly transactions reports or equivalent information) made by an Employee pursuant to the Code of Ethics;

•	records of the names of persons who are currently, or within the past five years were, Employees; and

•	a record of any decision, and the reasons supporting the decision, to approve the acquisition or sale of securities by Employees pursuant to the Code of Ethics (e.g., pre-clearance forms).

Custody Records

Custody Records include:

•	a journal or other record showing all purchases, sales, receipts and deliveries of securities and all other debits and credits to client accounts;

•	a separate ledger account for each client showing all purchases, sales, receipts and deliveries of securities, the date and price of each such purchase and sale, and all debits and credits;

•	copies of confirmations of all transactions effected by or for the account of any client;

•	a copy of any internal control report obtained or received pursuant to §275. 206(4)-2(a)(6)(ii);

•	a memorandum describing the basis upon which the Compliance Officer has determined that the presumption that any related person is not operationally independent under § 275.206(4)- 2(d)(5) has been overcome; and

•	a record for each security in which any client has a position (including the name of the client, the amount and the location of the security).

Investment Supervisory Records

Investment Supervisory Records include:

•	records showing separately for each client the securities purchased and sold, and the date, amount and price of each such purchase or sale; and

•	for each security in which any client has a current position, the client, the type of interest and the amount of the client’s current position.

Proxy Voting Records

Proxy Voting Records include:

•	copies of these proxy voting policies and procedures, and any amendments thereto;

•	a copy of each proxy statement that the Firm receives regarding client securities (the Firm may rely on third parties or EDGAR);

•	a record of each vote that the Firm casts;

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•	a copy of any document the Firm created that was material to making a decision how to vote proxies, or that memorializes that decision. (For votes that are inconsistent with the Firm’s general proxy voting polices, the reason/rationale for such an inconsistent vote is required to be briefly documented and maintained.); and

•	a copy of each written client request for information on how the Firm voted such client’s proxies, and a copy of any written response to any (written or oral) client request for information on how the Firm voted its proxies.

Government Entity Records

The Advisers Act requires the Firm to maintain Political Contribution Records relating to (i) certain political contributions by the Firm and its covered associates, if the Firm provides investment advisory services to a government entity either directly or through a covered investment pool in which the government entity invests and (ii) any third party to whom the Firm provides or agrees to provide payment to solicit advisory business from a government entity on its behalf.

Political Contribution Records

Political Contribution Records include:

•	the names, titles and business and residence addresses of all covered associates of the Firm;

•	all government entities to which the Firm provides or has provided investment advisory services, or which are or were investors in any covered investment pool to which the Firm provides or has provided investment advisory services, as applicable, in the past five years (but not prior to March 14, 2011); and

•	all direct or indirect contributions made by the Firm or any of its covered associates to an official of a government entity, or direct or indirect payments to a political party of a state or political subdivision thereof, or a political action committee35. Records relating to such direct or indirect contributions or payments will be listed in chronological order and will indicate (a) the name and title of each contributor, (b) the name and title (including any city/county/state or other political subdivision) of each recipient of a contribution or payment, (c) the amounts and date of each contribution or payment, and (d) whether any such contribution was the subject of the exception for certain returned contributions.

With respect to a covered investment pool client that is a registered investment company in which a government entity may invest through an omnibus account, the Firm may make and keep, as an alternative to the records relating to a covered investment pool described in (1)(b) above, the alternative set of records described in Section 2.E—Doing Business with Government Entities.

Third Party Solicitor Records47

Third Party Solicitor Records are required to be kept on or after a date to be specified by the SEC regardless of whether the Firm provides investment advisory services to a government entity and include:

•	the name and business address of each regulated person to whom the Firm provides or agrees to provide, directly or indirectly, payment to solicit a government entity for investment advisory services on its behalf.

[47]	This section will not be effective until nine months after the Compliance Date of a final rule adopted by the SEC by which municipal firms must register under the Exchange Act.

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Time Periods

Books and records must be maintained on a “current” basis. Whether particular books and records are current depends on the nature of the books and records. Primary records (e.g., invoices, logs, confirmations) must be maintained concurrently with the underlying transaction. Secondary records may be maintained as the needs of the Firm’s business require.

Generally, the required books and records must be maintained in an easily accessible place for a period of not less than five (5) years from the end of the fiscal year during which the last entry was made on such record, the most recent two (2) years in an appropriate office of the Firm.

Sales Literature and Performance Information Records must be maintained in an easily accessible place for a period of not less than five (5) years, the most recent two (2) years in an appropriate office of the Firm, from the end of the fiscal year during which the Firm published or otherwise disseminated the notice, publication or communication. In the case of Performance Information Records, the Firm must maintain records of information supporting each year or period shown in the advertised performance. As a result, the Firm must maintain records for the entire period of the advertised performance plus an additional five (5) years.

Partnership articles and membership agreements relating to the establishment of the Firm’s business and minute books of the Firm must be maintained in the principal office of the Firm and preserved until at least three (3) years after termination of the Firm.

The Firm may maintain and preserve its records on microfilm, microfiche or other electronic storage media provided it maintains procedures to:

•	maintain and preserve the records (safeguarding against loss, alteration or destruction);

•	limit access to the records to properly authorized personnel and the SEC and its staff; and

•	reasonably ensure that reproduction of a non-electronic original is complete, true and legible when retrieved.

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Electronic Communications	Section 6.B

POLICY

The SEC has stated that the substantive requirements and liability provisions of the Advisers Act, including the antifraud provisions of Section 206 of the Advisers Act and the rules promulgated thereunder, apply equally to electronic and paper based media.48

Accordingly, the Firm, will retain all electronic communications that are required to be maintained in accordance with Rule 204-2 under the Advisers Act until an affirmative determination has been made that any particular communication can be deleted.

In addition all Employees are subject to the Firm’s Email, Internet and Telephone Policy as may be amended from time to time.

PROCEDURES AND RECORDKEEPING RETENTION REQUIREMENTS

All such electronic communications, including e-mail communications and “instant messages”, will be subject to the same record retention and review policies as paper-based communications.

Employees may use “Instant Messages” (including Bloomberg instant messages) as a form of communication for general business matters, but may not be used for the placing or execution of any order to purchase or sell any security. Electronic communications sent and received by Supervised Persons will be subject to random periodic inspections by the Compliance Officer to ensure that such communications do not violate any of the provisions of the Advisers Act, or the rules promulgated thereunder.

Electronic communications sent or received by Supervised Persons that would be required to be maintained under Rule 204-2 will be electronically maintained in the Firm’s files in accordance with this Policy. Rule 204-2 requires the retention of communications with clients and communications that relate to the following topics, among others:

(i)	any recommendation made or proposed to be made, and any advice given or proposed to be given;

(ii)	any receipt, disbursement or delivery of funds or securities; or

(iii)	the placing or execution of any order to purchase or sell any security.

A detailed description of the books and records the Firm is required to maintain under Rule 204-2 is set forth in Section 6—Books and Records of this Manual. Any questions regarding whether a communication or other document constitutes a book or record required to be maintained should be directed to the Compliance Officer.

[48]	United States Securities & Exchange Commission, Interpretive Release No. 33-7288, (“Use of Electronic Media by Broker-Dealers, Transfer Agents and Investment Advisers for Delivery of Information.”)

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APPENDICES –POLICIES

Code of Ethics	Appendix 1

I.	STANDARDS OF BUSINESS CONDUCT

1.1	Introduction

As a fiduciary the Firm stands in a position of trust and confidence with respect to its clients. Accordingly, the Firm has a duty to place the interests of its clients before its own interests and that of its Employees; to act honestly, in good faith and to exercise the degree of care, diligence and skill that a reasonably prudent investment advisor would exercise in the circumstances.

In order to assist the Firm and its Employees in meeting the Firm’s obligations as a fiduciary, the Firm has adopted this Code of Ethics (the “Code”), the purpose of which is to ensure the fair treatment of the Firm’s clients through the exercise of the highest standards of integrity and ethical business conduct by the Firm and its Employees.

Employees must avoid any situation in which personal interests conflict with their duties to the Firm and its clients. When faced with a conflict of interest, all Employees are required to exercise the business judgment of responsible persons, uninfluenced by considerations other than the best interests of the Firm’s clients.

Each Employee is subject to the rules and restrictions contained herein with respect to their personal securities trading, gifts and business entertainment, external affiliations and political and governmental activities. The rules set out the minimum standards; however the spirit of the rules must also be complied with. Failure to follow the spirit, as well as the detail, of the rules themselves may result in disciplinary action.

Employees should understand that the general principles apply to all conduct with clients, external persons and other Employees, whether or not the conduct is covered also by more specific standards or procedures as set forth herein.

FAILURE TO COMPLY WITH THE CODE MAY RESULT IN DISCIPLINARY ACTION, INCLUDING TERMINATION OF EMPLOYMENT.

1.2	Persons covered by the Code of Ethics

This Code, including the personal account dealing policies which it contains, applies to all Employees as defined herein. For the purpose of this Code “Employees” includes “relevant persons”1 as defined by the FCA and “Access Persons”2 as defined by the SEC, but will exclude outsourcers operating pursuant to outsource arrangements which address conflicts of interest arising, including personal securities transactions.

[1]	“Relevant person” (in summary) is defined as any of the following (a) a director, partner or equivalent, manager, Employee or appointed representative of the Firm, and (b) any other natural person, including persons operating under an outsourcing arrangement, whose services are placed at the disposal and under the control of the Firm and who is involved in the provision by the Firm of regulated activities.
[2]	“Access Person” means a supervised person who has access to non-public information regarding a client’s purchase or sale of securities, who is involved in making securities recommendations to clients or who has access to such recommendations that are nonpublic; a “supervised person” means a director or officer (or other person occupying a similar status or performing similar functions), Employee and any other person who provides advice on behalf of the Firm and is subject to the Firm’s supervision and control.

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1.3	Obligation to Comply with the Law

The Firm and its Employees are required to comply with all laws applicable to its business operations, including the FCA rules and regulations (“FCA Rules”), the Securities Act of 1933, the Exchange Act, the Investment Company Act, the Advisers Act and any rules adopted by the SEC under these and other applicable statutes (“SEC Rules”) and other applicable regulatory and legal obligations concerning the provision of investment services. Employees have a duty to know, understand and comply with any of those laws which apply to their duties and responsibilities. Employees must be aware that their legal obligations may be more extensive than their obligations to the Firm and its clients

II.	Personal Securities Trading

2.1	DEFINITION OF “PERSONAL ACCOUNT”

A Personal Account for the purpose of this Code includes any securities account over which:

(i)	the Employee exercises sole or joint direct or indirect influence or control, or

(ii)	in which the Employee has direct or indirect beneficial ownership. An Employee is deemed to have beneficial ownership if the Employee, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest in the Personal Account.

Therefore this policy covers Employees’ own personal securities transactions as well as those of related persons as detailed below. A Personal Account will include any account maintained by or for:

•	An Employee;

•	An Employee’s spouse or a partner who is considered by national law to be equivalent to a spouse;

•	Any immediate family members who reside in the same household as the Employee;

•	Any person to whom an Employee provides primary financial support, and either (i) whose financial affairs are controlled by the Employee, or (ii) for whom the Employee provides discretionary advisory services;

•	Any joint account that includes an Employee as a participant;

•	Any account for which the Employee acts as trustee, executor or custodian (this does not apply to accounts for which the Employee is providing trustee services and has no personal interest, or is relying entirely on the advice of another person such as another broker or a solicitor);

•	Any account over which the Employee has investment discretion or otherwise can exercise control;

•	Any partnership, corporation or other entity in which the Employee has a 25% or greater beneficial interest, or in which the Employee exercises effective control.

•	Any other account in which an Employee is directly or indirectly financially interested.

Exemptions

Personal Accounts need not include any account over which the Employee has no direct or indirect influence or control (i.e., blind trust, discretionary account or trust managed by a third party).

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2.2	DEFINITION OF “REPORTABLE SECURITIES”

This Code applies to transactions in “Reportable Securities”3 which include stocks, bonds or other debt instruments, participations, convertible securities, warrants, options, futures contracts, CFDs, any other type of derivative instrument, spread bets, funds (including hedge funds).

Exemptions

Reportable Securities do not include the following:

(i)	UK or US government securities;

(ii)	Bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;

(iii)	Shares issued by money market funds;

(iv)	Shares issued by other types of FCA authorised funds, SEC registered mutual funds and other registered funds (other than exchange traded funds or registered funds whose investment manager or principal underwriter controls the Firm, is controlled by the Firm, or is under common control with the Firm);

(v)	Shares issued by unit or investment trusts (UK or US) that are invested exclusively in funds included within item (iv) above; and

(vi)	Any security or derivative, the value of which is determined by any stock market index.

III.	RESTRICTIONS ON TRADING IN PERSONAL ACCOUNTS

3.1	Pre-Clearance Requirement

An Employee must obtain pre-clearance from the Compliance Officer, or in his absence the Chief Executive Officer, before undertaking trading in any Reportable Securities for their Personal Account. The Compliance Officer must obtain pre-clearance from the Chief Executive Officer. Approval will not normally be given for trading in securities held in or permitted under the investment mandates of the Firm’s client accounts.

Exceptions from Pre-clearance Requirements

The following transactions in Personal Accounts will be exempt only from the pre-clearance requirements.

(A)	Purchases or sales that are non-volitional on the part of the Employee such as acquisitions of securities through stock dividends, stock splits, reverse stock splits, mergers, consolidations, spin-offs,

[3]	These include “Designated Investments” as defined by the FSA and any security as defined in section 202(a)(18) of the Securities Exchange Act of 1934 (15 U.S.C. 80b-2(a)(18)); the restrictions set out in this Code extend to any Employee’s involvement in any formal or informal offer to buy or sell, taking up rights on a rights issue and exercising conversion or subscription rights and exercising an option; the restrictions also extend to buying or selling an investment under any offer, including a take-over or tender offer, which is made to the public or all (or substantially all) the holders of the investment concerned. and other similar corporate reorganizations.

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(B)	Purchases or sales pursuant to an automatic investment plan; (i.e., a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation, including any dividend reinvestment plans).

(C)	Purchases or sales of interests in Somerset Funds.

(D)	Transactions in any foreign exchange derivative.

3.2	Important Restrictions

An Employee can trade in a Personal Account only where there is nothing to his/her knowledge to prevent the trade being undertaken because of a conflict of interest or other restriction. This includes any conflicts that could possibly arise in connection with client trades and insider information. In addition, the following important prohibitions apply to trading in Personal Accounts:

(i)	Counselling and Procuring

Any Employee who is precluded from entering into a transaction for his or her Personal Account must not:

(a)	procure any other person to enter into such a transaction; or

(b)	communicate any information or opinion to any other person if he knows or ought to know that the person will as a result, enter into such a transaction, or counsel or procure some other person to do so.

This does not apply to actions which an Employee might take in the course of his or her employment with the Firm. For example, the fact that an Employee is prohibited from dealing in a security as a result of (a) or (b) above does not mean that the Employee is precluded from dealing for a customer.

(ii)	Dealing when in possession of “Inside Information”

Dealing whist in possession of “inside information” is not permitted.4

(iii)	Dealing in Investments or Related Investments Listed on the “Restricted List”

Dealing for a Personal Account in securities on the Firm’s Restricted List in not permitted.5

(iv)	Selling or Buying from a Client

In relation to any specific investment, Employees may not sell to or buy securities from any client of the Firm for their Personal Accounts.

(v)	Personal Benefits

If an Employee’s functions involves giving investment advice, including the preparation of research material, or entering into transactions in investments for the account of the Firm’s clients, the Employee must not accept from any person any benefit or inducement which might be seen as conflicting with the Employee’s duties to the Firm or to any of the Firm’s clients. Benefits and inducements means credit, any other financial advantage including any opportunity to make, receive or increase any gain or revenue or to avoid or reduce any loss or expense, money or other property, or gift and any service, facility, system or information.

[4]	For a definition of inside information please refer to the Compliance Manual.
[5]	For a description of the procedures relating to the Firm’s Restricted List, please refer to the UK Compliance Manual.

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IV.	REPORTING REQUIREMENTS

4.1	Transaction Reports

After executing a trade on a Personal Account, the Employee must ensure that the Compliance Officer promptly receives a copy of the contract note (or similar report) in respect of the transaction. The Employee must request each broker and/or bank/custodian at which the Employee maintains a Personal Account to supply duplicate contract notes and account statements directly to the Compliance Officer.

In addition, a quarterly confirmation that Personal Account transactions have been conducted and pre-cleared, or a statement that no such transactions have occurred, signed off by the Employee, must be submitted to the Compliance Officer no later than 30 days after the close of the quarterly reporting period.

4.2	Holdings Reports

Employees are required to disclose all their Personal Accounts and submit a statement for each Personal Account detailing all Reportable Securities held, at the start of employment or no later than 10 days after becoming an Access Person and annually thereafter. Holding Reports must contain the information set out in the pro-forma attached.

Holdings reports should be dated no more than 45 days prior to the reporting date.

An Employee must notify the Compliance Officer promptly of any new Personal Account containing Reportable Securities.

V.	INDUCEMENTS & GIFTS, INCLUDING BUSINESS ENTERTAINMENT

5.1	Policy

In order to address conflicts of interest that may arise when an Employee accepts or gives a gift, favour, entertainment (meals, sports events etc.), special accommodation, or other items of value (“gifts”), the Firm requires an Employee to obtain prior written approval for any gifts received or given above a de minimis value, or where this is not practicable, to report the gift as soon as possible.

Cash: All Employees are prohibited from giving or accepting any cash gifts or cash equivalents to or from an investor, prospective investor, or any entity that does business with or potentially could conduct business with or on behalf of the Firm.

Government Officials: No gift of any value whatsoever involving government officials or their families (including a governmental, quasi-governmental or local authority) may be given or sponsored by the Firm or any Employee without the prior written approval of the Compliance Officer as such gifts may constitute unacceptable bribes in certain jurisdictions6.

5.2	Pre-Approval

It is a requirement of the Firm that any gifts received or proposed to be given by any Employee that exceed a value of £150 (GBP) must be approved in writing and in advance by the Chief Executive Officer or the

[6]	Please also refer to the Firm’s policy in respect of Outside Affiliations, including Political and Governmental Activities (Section VI of this Code of Ethics).

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Compliance Officer 7. In establishing the value of the gift, an Employee must reference the actual market value of the gift, including all relevant expenses such as transport and/or meals that may form part of the overall event For gifts received, where these have been notified to the Employee in advance (e.g. an invitation to an event), prior approval as indicated above is required. Where it is impractical to approve the gift prior to its receipt then it must be declared to the CEO and/or the Compliance Officer as soon as possible. The Compliance Officer may require that any such gift be returned to the provider or that an expense be repaid by the Employee.

In the event of doubt as to whether a gift should be declared and approved, Employees should refer to the Compliance Officer. In the absence of the Compliance Officer, the CEO may approve the giving or receiving of a gift.

5.3	Business Entertainment

An Employee may engage in business entertainment without pre-clearance. An example of business entertainment is a meal with a client for the genuine purpose of discussing business. However, the following instances of business entertainment are subject to pre-clearance:

•	Any instance of business entertainment where the client or donor is not present;

•	An event attended by the recipient’s partner, friends or family;

•	Broker and issuer-sponsored conferences/research trips: The Compliance Officer will give consideration on a case by case basis to whether any part of the cost relating to travel and accommodation for such conferences/trips should be paid for by the Firm.

Furthermore, an Employee may not accept or provide entertainment that is likely to be considered extravagant without written approval of the Compliance Officer (or in his absence, the CEO) and must report any event likely to be viewed as so frequent or of such high value as to raise a question of impropriety. Any such event must be approved by the Compliance Officer.

Where no valid business reason can be found for an event attended by an Employee it will be considered a gift and the Compliance Officer may require that all or part of the expenses be repaid by the Employee.

5.4	Reporting and Employee Acknowledgment

All gifts reported for approval must be in writing, disclosing inter alia the name of relevant Employee and external party(ies) involved, a description of the gift and an indication of approximate value. Each Employee will be required to confirm in writing on a quarterly basis that they have reported all relevant gifts.

VI.	OUTSIDE AFFILIATIONS

6.1	Policy

Employees’ service on the board of directors of an outside company, as well as other activities or affiliations outside the Firm may give rise to potential conflicts of interest, examples of which include:

[7]	The CEO will report any such gifts or gratuities received or proposed to be given by him in excess of the nominal value to the Compliance Officer.

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•	Serving a charitable organization as both as an officer, director, trustee, or in another managerial or financial capacity and investment manager of record.

•	Serving an estate account as both executor and/or administrator and investment manager of record.

•	Serving a trust/fiduciary account as both trustee/fiduciary and investment manager of record.

•	Serving a corporation or firm account as both director (officer or general partner) and investment manager of record.

It is the Firm’s policy that external business activities or affiliations are generally prohibited unless the Firm has determined that (i) such activity is not in inconsistent with the interests of the Firm’s clients, and (ii) does not interfere with the relevant Employee’s duties to the Firm.

Therefore, no Employee may serve as an officer, director, general partner, trustee, owner, proprietor, member of a limited liability company or partnership, consultant or agent for any business operation other than the Firm or its affiliates without prior written approval from the Compliance Officer.

6.2	Approval Process

Any Employee who wishes to serve as an officer, director, general partner, trustee, owner, proprietor, member of a limited liability company or partnership, consultant or agent for any business operation other than the firm or its affiliates must consult with and obtain the approval of the Compliance Officer. To obtain approval:

•	The Employee must set out in writing (e-mail is acceptable) the nature of any outside affiliation, the reasons for the affiliation and must describe any measures that will be taken to reduce the potential conflict of interest involved.

•	The Compliance Officer’s approval must be documented in writing. The CEO should approve outside affiliations of the Compliance Officer.

The approval process outlined above also applies any time an Employee changes his/her status with respect to an outside affiliation.

On occasion, Employees may be required to supply the Compliance Officer with additional information concerning an outside affiliation before a decision is reached.

6.3	Affiliations with Publicly Traded Issuers

An outside affiliation involving publicly traded issuers must be reported if:

(a)	The issuer for which an Employee has been previously approved as director/trustee, officer or general partner intends to commence public trading;

(b)	To the knowledge of the employee, a “family member” is, or becomes, an officer, general partner or director/trustee of a publicly traded issuer; or

(c)	To the knowledge of the Employee, he/she or a “family member” individually or together with others beneficially owns, in the aggregate, 5% or more of the equity securities of a publicly traded issuer.

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For the purpose of this Code, “family member” is defined as an Employee’s:

•	Spouse,

•	Parents and grandparents,

•	Children, grandchildren and stepchildren,

•	Siblings,

•	In-laws,

•	Grandparents and grandchildren, and
•	Aunts and uncles.

6.4	Interest in Clients/Parties Doing Business with the Firm

No Employee may, without written approval, have a substantial interest in any outside business that, to his/her knowledge is a client of, or otherwise involved currently in a business transaction with the Firm.

A substantial interest includes:

•	any investment in an outside business involving an amount which exceeds the greater of 10% of an Employee’s gross assets, or £10,000 GBP (or equivalent); or

•	any investment in an outside business involving an ownership interest greater than 2% of the outstanding equity interests in the business.

Employees do not need approval for bank deposits, or investments in mutual funds, partnerships or similar enterprises that are publicly owned and engaged primarily in the business of investing in securities, real estate or other investments assets.

6.5	Political and Governmental Activities

Except with prior approval from the Compliance Officer no corporate political contributions or in-house activities (or commitments for contributions or in-house activities) may be made or undertaken. This prohibition includes both US and non-US.:

•	Contributions to incumbents, candidates and political campaigns;

•	Contributions in support of or opposed to ballot issues;

•	Payments of honoraria; and

•	Donation of the Firm’s services of value to an incumbent or candidate for the purpose of influencing any election, reducing debt in connection with an election, or paying for transition or inaugural expenses incurred by a successful candidate.

Prohibited in-house activities include the donations of services, such as an Employee’s time during normal work hours, corporate equipment or facilities, or other corporate resources.

An Employee must report to the Compliance Officer if he/she:

•	Holds an elected or appointed governmental, municipal or political party office or position; or

•	Serves as an elected or appointed member of a governmental, municipal or political party board, body or advisory committee.

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6.6	Reporting

All Employees will be required to submit a signed written statement annually detailing their external affiliations.

VII.	EXCEPTIONS TO THE CODE

The Compliance Officer may, under very limited circumstances, grant an exception from the requirements of the Code on a case-by-case basis, provided that:

•	The Employee seeking the exception provides the Compliance Officer with a written statement (i) detailing the efforts made to comply with the requirement from which the Employee seeks an exception and (ii) containing a representation that compliance with the requirement would impose significant undue hardship on the Employee;

•	The Compliance Officer believes that the exception would not harm or defraud a client, violate the general principles stated in the Code or compromise the Employee’s or the firm’s fiduciary duty to any client; and

•	The Employee provides any supporting documentation that the Compliance Officer may request from the Employee.

No exceptions may be made to the fundamental requirements contained in the Code that have been adopted to meet applicable laws including, inter alia, the Advisers Act.

VIII.	ADMINISTRATION OF THE CODE

8.1	Acknowledgement

The Compliance Officer shall distribute annually a copy of the Code to all Employees. The Compliance Officer will also distribute promptly all amendments to the Code.

All Employees are required annually to sign and acknowledge their receipt of this Code by signing a form of acknowledgement (generally in the form of the Firm’s Employee Reporting Statement).

8.2	ADV Disclosure

The Compliance Officer shall ensure that the Firm’s Form ADV:

(i)	describes the Code of Ethics in Item 11 of Part 2A, and

(ii)	offers to provide a copy of the Code of Ethics to any client or prospective client upon request.

8.3	Disclosure of Violations

If Employees are aware of a conflict of interest or any violation of the Code, policies or the law, they are under a duty to provide all details of the conflict of interest or violation to the Compliance Officer immediately. The Compliance Officer will keep proper records of all such disclosures and serious violations may lead to disciplinary action including possibly dismissal.

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8.4	Authority to Exempt Transactions

The Compliance Officer has the authority to exempt any Employee or any personal securities transaction of an Employee from any or all of the provisions of this Code of Ethics if the Compliance Officer determines that such exemption would not be against any interests of a client and would be in accordance with applicable law. The Compliance Officer will prepare and file a written memorandum of any exemption granted, describing the circumstances and reasons for the exemption.

8.5	Record Keeping

The Compliance Officer will keep in an easily accessible place for at least five (5) years copies of this Code of Ethics, all Broker’s Confirmations and, all trade confirmations, account statements, periodic statements and reports of Employees, copies of all pre-clearance forms, records of violations and actions taken as a result of violations, acknowledgments and other memoranda relating to the administration of this Code.

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Employee Reporting Statement	Appendix 2

PART A – COMPLIANCE MANUAL AND CODE OF ETHICS

I confirm that I have received, read and understood the Firm’s current UK Compliance Manual and the US Supplement (together “the COMPLIANCE MANUAL”), including inter alia the Firm’s CODE OF ETHICS. In case of any doubt as to the application of the requirements set out in the Compliance Manual or the Code of Ethics, I undertake to consult with the Compliance Officer, or the designated compliance contact.

I understand that the Compliance Manual is a guide to the more important FCA and SEC rules and regulations applicable to the Firm and its principals, directors, officers and employees, and that it sets out certain principles, standards, policies and procedures that must be observed at all times. I understand that failure to comply with the rules, regulations, policies and procedures set out in this manual may have serious consequences for the Firm and/or its Employees.

PART B – FITNESS & PROPRIETY: PRINCIPLES FOR APPROVED PERSONS

I.	FOR EMPLOYEES WHO HOLD AN FCA “CONTROLLED FUNCTION” (APPROVED PERSONS)

You must promptly notify the Compliance Officer of any “reportable event”, including the following:

•	CRIMINAL: You are arrested, indicted, or convicted of a criminal offence, including motoring offences.

•	REGULATORY DISCIPLINARY ACTIONS: You are subject to any investigation by any financial services regulator.

•	CIVIL JUDICIAL ACTIONS: You are named in civil litigation or arbitration.

•	CUSTOMER COMPLAINTS: You are named in any customer complaint.

•	FINANCIAL: You have filed for bankruptcy or are the subject of a lien or judgment.

This is not an exhaustive list of reportable events and it is strongly recommended that you refer any matters of which you are unsure to the Compliance Officer.

I recognize that I am required to act in a manner which is consistent with the FCA Statement of Principles and Code of Practice for Approved Persons. I confirm that I have read and understood the Statement of Principles and Code of Practice for Approved Persons and will act in compliance with the Principles and Code at all times.

☐	I consider that I am fit and proper to perform my duties for the Firm

OR

☐	During the last 12 months, adverse matters have arisen or I was the subject of a reportable event that has affected or may have affected my fitness and propriety, which I have reported to the Compliance Officer

Employee Reporting Statement

PART C – DISCLOSURE QUESTIONNAIRES

☐	I have completed the attached Disclosure Questionnaire fully and truthfully.

PART D – PERSONAL SECURITIES TRANSACTIONS & HOLDINGS REPORTS

You are required to abide by the Firm’s policies

Employee Reporting Statement

By signing below I pledge to abide by the policies and procedures described in the Compliance Manual and the Code of Ethics. I confirm that the undertakings that I make in this Employee Reporting Statement extend to any amended or replacement requirements that maybe set out in any written notice which Firm subsequently gives to me.

Name:

Signature:                                                                                                                         Date:

DECLARATION OF OUTSIDE AFFILIATIONS

I.	Description of outside affiliation (describe the type of entity and give a brief summary of its purpose/activities; please specify if this is a publicly traded issuer)

II.	What is the nature of your affiliation (please give specific title, if applicable, and describe your duties; if you or one or more family members hold an interest in this entity please give details)

III.	Is this entity a client of the Firm or does it do business with the Firm?

IV.	Do you receive any form of remuneration or compensation? (Please describe)

V.	Please describe any actual or potential conflict of interest with your duties to the Firm presented by this affiliation and what measures you have taken to mitigate such conflicts of interest

Name:

Signature:                                                                                                                         Date:

Employee Reporting Statement

HOLDINGS REPORT

INDIVIDUAL’S NAME:                                                                                                                           DATE:

ACCOUNT HELD IN THE NAME OF:

Name of Security	Cusip/Sedol if applicable	Investment Type	Number of Shares/Units	Principal Value	Name of Broker/Bank

Employee Reporting Statement - Holdings Report

DISCLOSURE QUESTIONNAIRE (PART A)

FOR ALL EMPLOYEES

Please carefully review and answer each Item listed below. If you have any questions regarding how a specific Item should be answered, please discuss your questions with the Compliance Officer as soon as possible. For definitions of terms in italics please refer to the attached Glossary.

If the answer to all of the Items listed below is “No”, you may simply check this box:      ☐  Leave all the other Items blank and sign the certification on page 3 of this Disclosure Questionnaire (Part A).

Yes  No

A.	In the past ten years, in a US, non-US or military court have you:

	(1)	been convicted of or pled guilty or nolo contendere (“no contest”) to any felony?

	(2)	been charged with any felony? (You may limit your response to this question to charges that are currently pending.)

B.	In the past ten years, in a US, non-US, or military court have you:

(1)

been convicted of or pled guilty or nolo contendere (“no contest”) to a misdemeanor that (i) involved investments or an investment-related business or any fraud, false statements, filings or omissions, wrongful taking of property, bribery, perjury, forgery, counterfeiting, extortion, or a conspiracy to commit any of these offenses?

	(2)	been charged with a misdemeanour listed in Item B(1)? (You may limit your response to this question to charges that are currently pending.)

C.	Has the SEC or the Commodity Futures Trading Commission (CFTC) ever:

	(1)	found you to have made a false statement or omission?

	(2)	found you to have been involved in a violation of SEC or CFTC statutes or regulations?

	(3)	found you to have been the cause of an investment-related business having its authorization to do business denied, suspended, revoked or restricted?

	(4)	entered an order against you in connection with investment-related activity?

	(5)	imposed a civil money penalty on you, or ordered you to cease and desist from any activity?

Disclosure Questionnaire (Part A)

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D. Has any other US federal regulatory agency, and US state regulatory agency or any non-US financial regulatory agency:

(1)	ever found you to have made a false statement or omission, or been dishonest, unfair, or unethical?

(2)	ever found you to have been involved in a violation of investment-related statutes or regulations?

(3)	ever found you to have been the cause of an investment-related business having its authorization to do business denied, suspended, revoked or restricted?

(4)	in the past ten years, entered an order against you in connection with investment-related activity?

(5)	ever denied, suspended or revoked your registration or license, or otherwise prevented you, by order, from associating with an investment-related business or restricted your activity?

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E.	Has any self-regulatory organization or commodities exchange ever:

	(1)	found you to have made a false statement or omission?

	(2)	found you to have been involved in a violation of its rules (other than a violation designated as a “minor rule violation” under a plan approved by the SEC)?

	(3)	found you to have been the cause of an investment-related business having its authorization to do business denied, suspended, revoked or restricted?

	(4)	disciplined you by expelling or suspending you form membership, barring or suspending you from association with other members, or otherwise restricting your activity?

F.	Has an authorization to act as an attorney, accountant, or US federal contractor granted to you ever been revoked or suspended?

G.	Are you now the subject of any proceeding that could result in a “yes” answer to any part of Item C, D or E?

H.	(1) Has any US or non-US court:

(a) in the past ten years, enjoined you in connection with any investment related activity?

(b) ever found that you were in violation of investment-related statutes or regulations?

(c) ever dismissed, pursuant to a settlement agreement, an investment-related civil action brought against you by a US state or non-US financial regulatory authority?

(2)		Are you now the subject of any civil proceeding that could result in a “yes” answer to ant part of Item H(1)?

IMPORTANT: If you answered “yes” to any of the above Items, further information will be requested. I certify that the information contained in this Disclosure Questionnaire (Part A) is complete and accurate.

I agree that if any of the statements or representations made in this Disclosure Questionnaire (Part A) become untrue or inaccurate, I will immediately notify the Compliance Officer.

Name:

Signature:                                                                                                                         Date:

Disclosure Questionnaire (Part A)

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DISCLOSURE QUESTIONNAIRE (PART B)

PLEASE INDICATE BELOW WHETHER YOU ARE A MANAGEMENT PERSON AND / OR A SUPERVISED PERSON REQUIRED TO COMPLETE THIS DISCLOSURE QUESTIONNAIRE (PART B).

☐      I serve as a principal executive officer (i.e., chief executive officer, chief financial officer, chief operations officer, chief legal officer and chief compliance officer); a director, general partner or trustee; another individual with similar status or performing similar functions; or a member of the Firm’s investment committee or group that determines general investment advice to be given to clients, or, if the Firm does not have an investment committee or group, an individual who determines general investment advice provided to clients. IF YOU CHECK THIS BOX, PLEASE COMPLETE ITEMS A, B, C AND F.

☐      I serve as (a) an officer, a partner, a director (or other person occupying a similar status or performing similar functions), or employee, or any other person who provides investment advice on behalf of the Firm and am subject to the Firm’s supervision or control; and (b) I either: (i) formulate investment advice for a client and have direct client contact; or (ii) have discretionary authority over a client’s assets, even if I have no direct client contact. IF YOU CHECK THIS BOX, PLEASE COMPLETE ALL ITEMS IN THE DISCLOSRE QUESTIONNAIRE (PART B) BELOW.

☐      I serve in none of the above-listed capacities. IF YOU CHECK THIS BOX, PLEASE SIGN ON THE SIGNATURE LINE IMMEDIATELY BELOW. You need not complete this Disclosure Questionnaire (Part B).

Name:

Signature:                                                                                                                         Date:

Disclosure Questionnaire (Part B)

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Please carefully review and answer each Item listed below in this Disclosure Questionnaire (Part B). If an event applies, you must check the “Yes” box regardless of whether an applicable conviction, order, judgment, decree, suspension, expulsion or bar is appealable. If you have any questions regarding how a specific Item should be answered, please consult the Compliance Officer.

If the answer to all of the Items listed below is “No”, you may simply check this box:    ☐  Leave all the other Items blank and sign the certification at the end of this Disclosure Questionnaire (Part B).

Yes  No

A.	In a criminal or civil action in a US, non-US or military court of competent jurisdiction:

(1)

have you been convicted of or pled guilty or nolo contendere (“no contest”) to

(a) any felony;

(b) a misdemeanor that involved investments or an investment-related business, fraud, false statements, filings or omissions, wrongful taking of property, bribery, perjury, forgery, counterfeiting, extortion, or

(c) a conspiracy to commit any of these offenses?

(2)

are you the named subject of a pending criminal proceeding that involves an investment-related business, fraud, false statements or omissions, wrongful taking of property, bribery, perjury, forgery, counterfeiting, extortion, or a conspiracy to commit any of these offenses?

	(4)	have you ever been found to have been involved in a violation of an investment-related statute or regulation?

(5)

have you ever been the subject of any order, judgment, or decree permanently or temporarily restraining or enjoining, or otherwise limiting, you from engaging in any investment-related activity; or for violating any investment-related statute, rule or order?

B.	In an administrative proceeding before the SEC, any other US federal regulatory agency, and US state regulatory agency, or any non-US financial regulatory authority, have you ever:

	(1)	been found to have caused an investment-related business to lose its authorization to do business?

	(2)	been found to have been involved in a violation of an investment related statute or regulation and were the subject of an order by the agency or authority:

(a) denying, suspending, or revoking your authorization to act in an investment related business?

(b) barring or suspending your association with an investment related business?

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(c) otherwise significantly limiting your investment related activities?

(d) imposing a civil money penalty of more than $2,500 on you??

C.	In a self-regulatory (SRO) proceeding, have you ever:

	(1)	been found to have caused an investment-related business to lose its authorization to do business?

	(2)	been found to have been involved in a violation of the SRO’s rules and were: (i) barred or suspended from membership or from association with other members, or were expelled from membership; (ii) otherwise significantly limited form investment related activities; or (iii) fined more than US$2,500?

D.	In any other proceeding, have you ever had a professional attainment, designation, or license revoked or suspended because of a violation of rules relating to professional conduct?

E.	Have you ever resigned (or otherwise relinquished your attainment, designation, or license) in anticipation of any proceeding referenced in Item D above?

F.

Have you ever been involved in a disciplinary or legal event (including arbitration awards and settlements) that has not been disclosed pursuant to any of the Items above that you are required to complete?

IMPORTANT: If you answered “yes” to any of the above Items, further information will be requested.

I agree that if any of the statements or representations made herein become untrue or inaccurate, I will immediately notify the Compliance Officer.

I certify that the information contained in this Disclosure Questionnaire (Part B) is complete and accurate.

Name:

Signature:                                                                                                                         Date:

Disclosure Questionnaire (Part B)

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GLOSSARY

Charged: Being accused of a crime in a formal complaint, information, or indictment (or equivalent formal charge).

Enjoined: This term includes being subject to a mandatory injunction, prohibitory injunction, preliminary injunction, or a temporary restraining order.

Felony: For jurisdictions that do not differentiate between a felony and a misdemeanour, a felony is an offense punishable by a sentence of at least one year imprisonment and/or a fine of at least $1,000 (or equivalent). The term also includes a general court martial.

Final order: this is a written directive or declaratory statement issued by a US federal or US state agency under statutory authority that provides for notice and an opportunity for hearing, which constitutes a final disposition or action. A final order includes ex parte orders, as well. An order may be deemed final even if it is subject to appeal and a final order may be disqualifying even without a hearing, provided that the statutory authority provided for an opportunity for a hearing

Found: This term includes adverse final actions, including consent decrees in which the respondent has neither admitted nor denied the findings, but does not include agreements, deficiency letters, examination reports, memoranda of understanding, letters of caution, admonishments, and similar informal resolutions of matters.

Investment-Related: Activities that pertain to securities, commodities, banking, insurance, or real estate (including, but not limited to, acting as or being associated with an investment adviser, broker-dealer, municipal securities dealer, government securities broker or dealer, issuer, investment company, futures sponsor, bank, or savings association, paid solicitor or purchasers of securities).

Involved: Engaging in any act or omission, aiding, abetting, counselling, commanding, inducing, conspiring with or failing reasonably to supervise another in doing an act.

Minor Rule Violation: A violation of a self-regulatory organization rule that has been designated as “minor” pursuant to a plan approved by the SEC. A rule violation may be designated as “minor” under a plan if the sanction imposed consists of a fine of $2,500 or less, and if the sanctioned person does not contest the fine. (Check with the appropriate self-regulatory organization to determine if a particular rule violation has been designated as “minor” for these purposes.)

Misdemeanour: For jurisdictions that do not differentiate between a felony and a misdemeanour, a misdemeanour is an offense punishable by a sentence of less than one year imprisonment and/or a fine of less than $1,000. The term also includes a special court martial.

Non-US Financial Regulatory Authority: This term includes (1) a non-US securities authority; (2) another governmental body or non-US equivalent of a self-regulatory organization empowered by a non-US government to administer or enforce its laws relating to the regulation of investment-related activities; and (3) a non-US membership organization, a function of which is to regulate the participation of its members in the activities listed above.

Order: A written directive issued pursuant to statutory authority and procedures, including an order of denial, exemption, suspension, or revocation. Unless included in an order, this term does not include special stipulations, undertakings, or agreements relating to payments, limitations on activity or other restrictions.

Somerset Capital Management LLP	1
Privacy Policy

Person: A natural person (an individual) or a company. A company includes any partnership, corporation, trust, limited liability company (“LLC”), limited liability partnership (“LLP”), sole proprietorship, or other organization.

Proceeding: This term includes a formal administrative or civil action initiated by a governmental agency, self-regulatory organization or foreign financial regulatory authority; a felony criminal indictment or information (or equivalent formal charge); or a misdemeanor criminal information (or equivalent formal charge). This term does not include other civil litigation, investigations, or arrests or similar charges effected in the absence of a formal criminal indictment or information (or equivalent formal charge).

Self-Regulatory Organization or SRO: Any national securities or commodities exchange, registered securities association, or registered clearing agency. For example, the Chicago Board of Trade (“CBOT”), Financial Industry Regulatory Authority (“FINRA”) and New York Stock Exchange (“NYSE”) are self-regulatory organizations.

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Privacy Policy

Privacy Policy	Appendix 3

I.	STATEMENT OF POLICY

The Firm is committed to protecting the confidentiality and security of consumer, customer and former customer information that it collects and will disclose such information only in accordance with SEC Regulation S-P, any other applicable law, rules and regulations and this Privacy Policy.

Scope

Privacy rules apply to both “consumers” and “customers”.

A consumer is an individual who obtains or has obtained a financial product or service that is used primarily for personal, family, or household purposes. For example, an individual is a consumer if he or she provides non-public personal information in connection with obtaining or seeking to obtain investment advisory services from the Firm or invest in a Fund, regardless of whether such services are provided or a continuing relationship with the individual is established.

A customer, on the other hand, is a consumer that has a continuing relationship with an institution. For example, a customer of the Firm would include a Fund investor that is an individual1.

The Firm has adopted this Privacy Policy, which applies to the Firm, the private investment vehicles it manages (the “Funds”) and the Firm’s affiliates. This Privacy Policy applies to all current and former consumers and customers of the Firm and of the Funds. Moreover, the Firm and the Funds extend the same confidentiality protections to all clients, whether institutional or individual. Accordingly, this Privacy Policy applies to all clients and all investors in the Funds (the “clients”).

Non-Disclosure of Client Information

The Firm and the Funds do not share any information about clients with non-affiliated third parties, except that such information may be disclosed as necessary to provide investment advisory services to clients, to process a client subscription to a Fund, to the extent the client specifically authorized the disclosure, to service providers who agree to limit their use of such information, to the extent required in connection with an investment or transaction the client or a Fund proposes to make and to the extent required or specifically permitted by law or reasonably necessary to prevent fraud, unauthorized transactions or liability.

In the event that the Firm or a Fund discloses non-public personal information about clients to a nonaffiliated third party that provides services to the Firm, the Firm shall: (i) notify the clients in the Privacy Notice of the possibility of such disclosure; and (ii) enter into a contractual agreement with the third party that prohibits the third party from disclosing or using the clients’ information other than to carry out the purposes for which the information was disclosed to the third party. Specifically, the Firm or the Funds may enter, in compliance with the above conditions, into an agreement with a non-affiliated third party to store the records of clients, including electronic and e-mail records. Any disclosure of client information to third-party service providers must be pre-approved by the Compliance Officer.

Except as described above, the Firm will not disclose non-public personal client information to nonaffiliated parties, unless a client has been given a notice of the possibility of such disclosure and an opportunity to “opt-out” of the disclosure.

[1]	All “customers” are also “consumers,” but not all consumers are customers.

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Privacy Policy

“Opt-Out Notice”

If the Firm plans to disclose non-public personal information (other than as described above ), the Firm will provide clients a reasonable means to “opt-out” of the disclosure of that information, in compliance with Regulation S-P. Once a client elects to opt-out, the Firm will honor the election as soon as reasonably practicable. The opt-out election remains in effect until the client revokes it.

Document Destruction Policy

The Firm will take reasonable measures to guard against access to information derived from credit reports or other customer information when disposing of it, such as shredding such information and destroying or erasing electronic documents that contain consumer information.

Privacy Notices

The initial privacy notice will be delivered with Part 2 of the Firm’s Form ADV, the investment advisory agreement for separate accounts or subscription agreement for private investment vehicle investors that is given to customers at the start of the advisory relationship. The annual notice will be mailed to each customer, generally accompanying the annual Part 2 delivery requirements. The Compliance Officer will review and update the privacy notice at least annually.

II.	ADMINISTRATION OF PRIVACY POLICY

Designation of Responsibility

The Compliance Officer shall be responsible for implementing this Privacy Policy and all questions regarding this Privacy Policy should be directed to the Compliance Officer.

Amendment of the Privacy Policy

The Privacy Policy may be amended only by action of the Compliance Officer.

Non-Compliance

An employee will report to the Compliance Officer any material breach of this Privacy Policy of which the employee has become aware. Upon being informed of any such breach, the Compliance Officer is authorized to take any such action he or she deems necessary or appropriate to enforce this Privacy Policy and otherwise comply with Regulation S-P.

III.	SAFEGUARDING CLIENT INFORMATION

The Compliance Officer and his/her delegates are responsible for ensuring that the Firm maintains certain minimum procedures to address administrative, technical and physical safeguards for the protection of client information. These procedures include the following:

Secure Records

Records containing information must be stored in a secure location. The Compliance Officer is responsible for ensuring that:

•	Hard-copy records: Any records stored in hard copy should be kept in a secure location, such as designated filing cabinets.

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Privacy Policy

•	Diskette stored records: Any records stored on diskettes should be safeguarded by keeping diskettes in a secure location, such as designated filing cabinets.

•	Electronically stored records: Any records stored electronically on a hard drive server or otherwise should be safeguarded by restricting access through the use of passwords or other access-limiting devices.

Employee Confidentiality

Employees are obligated to keep client information confidential.

Service Providers2

In appointing a service provider the Firm will ensure that:

•	the contract with the service provider contains assurances that such service provider will protect the confidentiality of client information and use the information only for the purposes for which the Firm or the Funds disclose the information to them; or

•	the Firm will seek to obtain an acknowledgement of this Privacy Policy from the service provider in substantially the form as set forth in the attached Sample Acknowledgement Letter from Third Party Service Providers.

Evaluation and Maintenance of the Procedures

These procedures will be periodically adjusted, as necessary or appropriate, based on: (i) any evidence of their lack of effectiveness; (ii) any material changes to the business and operation of the Firm; and (iii) any other circumstances that may have a material impact on the Firm’s information security system.

[2]	A “service provider” is any person or entity that receives, maintains, processes, or otherwise is permitted access to customer information through its provision of services directly to the Firm. This may include: core processing; information and transaction processing and settlement activities; Internet-related services; security monitoring; systems development and maintenance; aggregation services; digital certification services, and call centres. If the Firm’s administrator (or any other third party) receives, maintains, processes, or otherwise is permitted access to customer information as a result of its duties for the Firm, then it would be considered a service provider.

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Privacy Policy

SAMPLE ACKNOWLEDGEMENT LETTER FROM THIRD PARTY SERVICE PROVIDERS

<Name>

<Address>

<City, State Zip>

Dear Service Provider:

Regulation S-P, promulgated by the Securities and Exchange Commission, requires Somerset Capital Management LLP (“SCM”) to take measures to safeguard the personal information of SCM’s clients. Accordingly, SCM must take certain steps to ensure that third party-service providers, to the extent they receive personal information of SCM’s clients, comply with SCM’s Privacy Policy in handling such information.

By signing this letter, you hereby acknowledge and agree as follows:

(a)	You have read SCM’s attached Privacy

(c)	You have adopted privacy measures to protect consumer and customer information and agree to abide by our Privacy Policy in connection with the handling of consumer and customer information received from SCM and our affiliates.

(e)	You agree to notify SCM promptly of any intentional or inadvertent breach of our Privacy Policy.

ACKNOWLEDGED AND CERTIFIED BY:

Name:
Signature:
Date:

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Privacy Policy

Privacy Notice	Appendix 4

WHAT DOES SOMERSET CAPITAL DO WITH YOUR PERSONAL INFORMATION?

Financial companies choose how they share your personal information. Federal law gives our clients the right to limit some but not all sharing. Federal law also requires us to tell you how we collect, share, and protect your personal information. Please read this notice carefully to understand what we do.

We do not disclose non-public personal information about our clients or former clients to third parties other than as described below.

Personal information we collect. We collect personal information about you in connection with our providing advisory services to you. This information includes your social security number (as applicable) and may include other information such as your:

•	Assets;

•	Investment experience;

•	Transaction history;

•	Income; and

•	Wire transfer instructions.

How we collect this information. We collect this information from you through various means. For example when you give us your contact information, enter into an Investment Management Agreement with us, buy securities (i.e., interests in a fund) from us, tell us where to send money, or make a wire transfer. We also may collect your personal information from other sources, such as our affiliates1 or other non-affiliated companies.

How we use this information. All financial companies need to share customers’ personal information to run their everyday business and we use the personal information we collect from you for our everyday business purposes. These purposes may include for example:

•	To provide advisory services to you.

•	To open an account for you.

•	To process a transaction for your account.

•	To market products and services to you.

•	To respond to court orders and legal investigations.

Disclosure to others. We may provide your personal information to our affiliates and to firms that assist us in servicing your account and have a need for such information, such as a broker or fund administrator. We may also disclose such information to service providers and financial institutions with whom we have joint marketing arrangements (i.e., a formal agreement between non-affiliated

[1]	Our affiliates are companies related to us by common ownership or control and can include both financial and nonfinancial companies. Non-affiliates are companies not related to us by common ownership or control and can include both financial and nonfinancial companies.

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Sample Privacy Notice

financial companies that together market financial products or services to you, such as placement agents). We require third-party service providers and financial institutions with which we have joint marketing arrangements to protect the confidentiality of your information and to use the information only for the purposes for which we disclose the information to them. These sharing practices are consistent with Federal privacy and related laws, and in general, you may not limit our use of your personal information for these purposes under such laws. We note that the Federal privacy laws only give you the right to limit the certain types of information sharing that we do not engage in (e.g., sharing with our affiliates certain information relating to your transaction history or creditworthiness for their use in marketing to you, or sharing any personal information with non-affiliates for them to market to you).

How we protect your personal information. To protect your personal information from unauthorized access and use, we use security measures that comply with Federal law. These measures include computer safeguards and secured files and buildings.

Who is providing this Privacy Notice. This Privacy Notice relates to the following entities:

•	Somerset Capital Management LLP

•	Somerset Capital Management Limited

•	Somerset Capital Management Singapore Pte Limited

•	Somerset Capital Management (Cayman) Limited

Who to contact with questions. If you have any questions about this Privacy Notice, please contact us by telephone on +44 (0)20 7499 1815 or by email: info@somersetcm.com

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Privacy Notice

Proxy Voting Policy	Appendix 5

POLICY

A.	Policy Statement

The Investment Advisers Act of 1940, as amended (the “Advisers Act”) requires Somerset Capital Management LLP (the “Firm”) to act solely in the best interest of its clients at all times. The Firm has adopted policies and procedures in relation to proxy voting (the “Proxy Voting Policy”) that are designed to ensure that it addresses the voting of proxies with respect to securities held in client accounts in the best interest of its clients. Where the Firm has discretion to vote the proxies of its clients, then the Firm will operate in accordance with these policies and procedures.

The Firm considers that generally it will serve the best interest of its clients by avoiding taking activist stances in any investee companies in the emerging markets in which it invests for its clients’ accounts. The Firm endeavours to select for its client accounts securities issued by companies whose management the Firm considers to be both competent and ethical. Where the Firm considers that proposals that are put forward for proxy voting by an investee company indicate that management of that company no longer meets the criteria which the Firm considers appropriate for including that company’s securities in its client portfolios, the Firm may decide to disinvest from that stock.

In the absence of specific voting guidelines mandated by a particular client, the Firm will endeavour to vote proxies in the best interests of each client. This may include a decision neither to support nor oppose a recommendation by management of such companies and instead to affirmatively elect not to vote proxies (except for clients subject to ERISA, as described below). Where a portfolio manager elects to vote a proxy, the proxy shall be voted on a case-by-case basis, taking into account all relevant facts and circumstances at the time of the vote. The Firm will apply the following guidelines in voting proxies:

(1)	For routine housekeeping proposals such as the reappointment of auditors and the approval of accounts, the Firm will generally vote in favour.

(2)	For proposals which limit shareholders’ ability to replace management or directors of an issuer, or cause management to be overrepresented on the board, introduces cumulative voting, unequal voting rights and creates supermajority voting, the Firm will generally vote against.

For other proposals, the Firm shall determine whether a proposal is in the best interest of its clients and may take into account the following factors, among others:

•	whether the proposal was recommended by management and the Firm’s opinion of management;

•	whether the proposal acts to entrench existing management;

•	whether the proposal fairly compensates management for past and future performance; and

•	whether the proposal is likely to strengthen the issuer’s business franchise and therefore benefit its shareholders over a time frame that is relevant for the Firm’s clients’ portfolios.

The Firm will not abstain from voting or affirmatively decide not to vote a proxy if the client is a plan asset fund subject to the requirements of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”). The proxy shall be voted on a case-by-case basis, taking into account all relevant facts and circumstances at the time of the vote.

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Proxy Voting Policy

The Firm will not vote proxies for any client that retains discretionary authority to vote its proxies or if the Firm otherwise does not have discretionary authority to vote the client’s proxies.

B.	Conflicts of Interest

1.	The Investment Managers review each proxy to assess whether a material conflict of interest may arise between the interests of the Firm’s clients on the one hand and the interests of the Firm (including that of its affiliates, partners, officers and similar persons) on the other hand (a “potential conflict”). If it is determined that a potential conflict exists, then the matter shall be referred to the Compliance Officer who will determine whether a material conflict of interest does in fact arise, or may refer the matter to management.

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Proxy Voting Policy

2.	If a material conflict exists, the Firm will determine whether voting in accordance with the voting guidelines and factors described above is in the best interests of the client. The Firm will also determine whether it is appropriate to disclose the conflict to the affected clients and give clients the opportunity to vote their proxies themselves.

3.	In the case of ERISA clients, if the Advisory Agreement gives the ERISA client the right to vote proxies when the Firm determines that it has a material conflict that affects its best judgement as an ERISA fiduciary, the Firm will give the ERISA client the opportunity to vote the proxies themselves.

PROCEDURES

A.	Process

1.	All proxies notified to the Firm by its clients’ custodians will be referred to the Investment Managers who are the only persons authorised to vote proxies, where applicable, on behalf of clients.

2.	The Investment Managers will be provided with the following information:

(i)	The accounts containing the security to which the proxy relates; and

(ii)	The number of votes each client portfolio controls (reconciling any duplications) and the date by which the Firm must vote the proxy in order to allow enough time for the completed proxy to be returned to the issuer prior to the voting taking place.

3.	The Compliance Officer will also be informed of the proxy vote notification.

4.	Absent material conflicts of interest notified by the Investment Manager voting the proxy, the decision on how to vote the proxy will be communicated by the Investment Manager to the Operations team who will in turn communicate this to the client custodian to enable them to process the vote.

5.	The Compliance Officer will review proxies voted no less than annually to ensure that they were voted in accordance with these guidelines.

B.	Disclosures

1.	The Firm will disclose in its Form ADV Part 2 that clients may contact the Investment Managers via email or telephone in order to obtain information on how the Firm voted such client’s proxies, and to request a copy of these policies and procedures. If a client requests this information, the Compliance Officer will prepare a written response to the client that lists, with respect to each voted proxy that the client has inquired about, (i) the name of the issuer; (ii) the proposal voted upon and (iii) how the Firm voted the client’s proxy.

2.	This Proxy Voting Policy will be included in the Firm’s Compliance Manual and a summary will be included in its Form ADV Part 2 and will be updated as necessary whenever these policies and procedures change. The Compliance Officer will arrange for a copy of the summary to be sent to all existing clients at least annually.

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Proxy Voting Policy

C.	Record Keeping

1.	Records will be kept of all proxy voting. These records will contain the following information:

•	Name of the security

•	Date of voting

•	Record of how the proxy was voted and why, and noting any apparent conflicts of interest and how these were handled.

2.	Records will be maintained and preserved at the offices of the Firm for five years from the end of the fiscal year during which the last entry was made on a record. Records of the following will be kept as follows:

(1)	a copy of each proxy statement that the Firm receives;

(2)	a record of each vote that the Firm casts;

(3)	a copy of background documentation (if any) recording the basis for the Firm’s decision on how to vote the proposal; and

(4)	a copy of each written client request for information on how the Firm voted such client’s proxies, and a copy of the written response to any (written or oral) client request for information on how the Firm voted its proxies.

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Proxy Voting Policy

Allocation Policy	Appendix 6

POLICY

It is the Firm’s basic policy that no client for whom the Firm has investment decision responsibility shall receive preferential treatment over any other client. In allocating securities among clients, it is the Firm’s policy that all clients should be treated fairly and that, to the extent possible, all clients should receive equivalent treatment.

PROCEDURE

Allocation of Transactions to Clients

The intention of the allocation policy is to ensure that as far as possible each client has the same percentage weightings relative to their account market value. Because of the difference in client investment objectives and strategies, risk tolerances, tax status and other criteria, there may, however, be differences among clients in invested positions and securities held. The following factors may be taken into account by the Firm in allocating securities among investment advisory clients:

•	Individual portfolio restrictions specified in the investment management agreements between the Firm and its clients;

•	Different timing of client subscriptions and redemptions among portfolios;

•	In specie transfers which means that a portfolio holds certain stocks which the portfolio manager may decide to retain in lieu of replicating a holding of a similar stock held in other portfolios.

•	A desire to minimize turnover for all clients of the Firm.

Aggregation of Orders

In placing trades in the market, the Firm will wherever possible aggregate trades in order to place larger orders and obtain improved prices from brokers. The Firm will generally follow the guidelines set forth below in aggregating client orders for securities, including any orders placed for private investment vehicles:

(a)	All aggregated trades will be pre-allocated.

(b)	A client account will be excluded from the trade if one or more of the following circumstances apply:

•	it is already fully invested (for aggregate “buy” trades);

•	it is already at its target level for an individual stock position;

•	the trade would cause a breach of the account’s investment restrictions;

•	the client cannot participate in that specific trade for legal or regulatory reasons.

(c)	If the aggregated order is partially filled, or there is limited availability/liquidity for the security, each client account that participated in the aggregated order shall receive an amount of the executed order pro-rated to the client’s participation in the pre-allocation.

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Allocation Policy

(d)	Each client that participates in an aggregated order will participate at the average share price for all the Firm’s transactions in that security on a given business day (or such shorter period, as applicable) or as specified in these procedures and transaction costs will be shared pro rata based on each client account’s participation in the transaction.

(e)	As a result of minimum lot sizes, or in order to avoid odd lots or de minimis adjustments to client accounts which may result in unnecessarily high fees relative to the size of a trade, the Firm may at its discretion allocate a portion of an aggregated trade to a client account that is greater or smaller than that client account’s exact pro rata share of an aggregate trade based upon the policy described above.

Notwithstanding the foregoing, an aggregated order may be allocated on a basis different from that specified in the allocation statement, where the Compliance Officer has approved the basis of allocation and this has been noted as “Special” in the deal sheet and explained in writing; this will be done no later than the close of trading on the day on which the order was executed. Reasons for allocation on a basis different from that specified in the allocation statement may include: a client’s investment guidelines and restrictions; available cash; liquidity requirements or legal regulatory reasons.

Record-Keeping & Disclosures

A date and time stamped evidence of pre-allocation will be kept on file, generally:

(i)	in the form of the trading blotter from the Investment Manager indicating the % level of stock post trade for each portfolio participating in the aggregate trade, and

(ii)	a printout from the Firm’s portfolio management pre-allocation screen showing the basis for calculating the number of shares which will constitute the aggregate trade, and their pre-allocation to each participating portfolio.

The Compliance Officer is responsible for monitoring the Firm’s employees’ and client trading for compliance with this Policy.

The Firm’s policies for the aggregation of transactions will be fully disclosed in its Form ADV.

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Allocation Policy

Trade Error Policy	Appendix 7

POLICY

The Firm recognizes that trade errors (i.e. when an order is not executed correctly due to a mistake of fact, processing or “fat finger” error or other similar reason) or order errors (i.e. when an order is not suitable and appropriate for a client because of investment restrictions or regulatory limitations, changed circumstances or other similar reason) may occur from time to time in the course of its investment business. Trade and order errors are referred to herein as “trade errors”.

The Firm’s trading error policy and procedures are designed to ensure that client accounts are not treated unfairly as a result of the Firm’s trade errors.

1.	The Firm will use its best efforts to assure that orders are entered correctly; however, to the extent that an error occurs, it is to be corrected as soon as practicable.

2.	The Firm is responsible for its own errors and not the errors of other persons, including third party brokers and custodians, unless otherwise expressly agreed to by the Firm.

3.	Brokers may not be permitted to assume responsibility for trading error losses caused by the Firm, nor may there be any reciprocal arrangements with respect to the trade in question or any other trade(s) to encourage the broker to assume responsibility for such losses.

PROCEDURES

Types of Trading Errors

While this list is by no means exhaustive, in general, the following types of errors would be considered trading errors for the purposes of this policy, if the error resulted from a breach in the duty of care that the Firm owed to the client under the particular circumstances:

•	The purchase or sale of the wrong security or wrong amount of securities.

•	The failure to purchase or sell a desired security.

•	The over-allocation of a security.

•	The settlement of a security in the wrong client account.

•	Purchase or sale of a security in violation of client investment guidelines or other failure to follow specific client directives.

•	Purchase of securities not legally authorized for the client’s account.

For purposes of this policy, the following types of errors are not deemed to be trading errors:

•	Good faith errors in judgment in making investment decisions for clients.

•	Errors caught and corrected before execution.

•	Ticket re-writes and similar mistakes that mis-describe properly executed trades.

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Best Execution & Use of Broker Commission Policy

Trading errors shall be corrected in accordance with the following principles, regardless of whether the error has resulted in a profit or a loss to the client:

(A)	As soon as a trading error is suspected, the Compliance Officer, and in his absence, the CEO should be alerted immediately. This notification should occur even where the amount of the error appears to be immaterial.

(B)	A determination should be made promptly as to: (a) whether a trading error has occurred, and (b) whether the Firm is the party responsible for the error.

(C)	Trades that are simply misallocated to the wrong account (“trade misallocations”) and are discovered prior to settlement date shall be reallocated to the originally intended account at the price of the original trade.

(D)	If an error (other than a trade misallocation) is discovered on the trade date or thereafter, the trade shall be broken, if possible. If the executing broker cannot break the trade, the Compliance Officer will determine an appropriate resolution.

(E)	Once it has been determined that a trade error has occurred, the Firm shall calculate whether a gain or loss has occurred as a result of the error based on the Firm’s standard valuation procedures.

(F)	Any profits arising from trading errors where it is not possible to reverse the transaction, or the error is discovered after settlement, will always be for the client’s account.

(G)	An explanatory memorandum detailing the error, its circumstances, the client accounts affected and the economic impact on those client accounts will be prepared and signed off by the Compliance Officer.

After a complete investigation and evaluation of the circumstances surrounding an error, the Compliance Officer has discretion to resolve a particular error in a manner other than specified in these procedures. Any errors resulting from unique circumstances shall be resolved on a case-by-case basis. In either event, an explanatory memorandum will be prepared and maintained by the Compliance Officer.

Administration & Disclosure

Any questions regarding error correction, policy or procedure should be directed to the Compliance Officer who is responsible for administering this policy and ensuring that proper records are kept.

The Firm discloses its trading error policy in its Form ADV Part 2.

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Best Execution & Use of Broker Commission Policy	Appendix 8

Best Execution

The Firm has a duty to obtain “best execution” of the securities transactions being effected for its clients’ accounts, where best execution meets the definition in MiFID1, the rules of the FCA and of the SEC.

In seeking best execution, the Firm will consider the full range of the broker’s services, including the value of research provided and execution capability, commission rate, financial responsibility and responsiveness. However, the Firm need not solicit competitive bids on each transaction and does not have an obligation to seek the lowest available commission cost.

Employees should not select brokers to execute transactions for clients for reasons unrelated to the best interests of the client. Improper reasons to select a broker include gifts or other benefits received from a broker, a personal family relationship with an employee of the broker, or business benefits to the Firm unrelated to the account of the client for which the transaction is being executed.

The Firm is also required under MiFID and the FCA rules to provide its clients with information on its execution policy, including the factors that it applies in determining its choice of execution venues, in the form of its Execution Policy Notice.

Use of Broker Dealing Commissions (“Soft Dollars”)

The Firm may cause commissions to be paid to a broker that furnishes or pays for research or other services at a higher price than that which might be charged by another broker for effecting the same transaction; the commissions used to recognize brokers for certain products and services provided by the broker to the Firm are also known as “soft dollars”2.

Any soft dollar services obtained by the Firm will be services which the Firm considers to provide appropriate assistance to the Firm in carrying out its investment decision-making responsibilities and which comply with the Firm’s policy of acting in the best interests of its clients. In any case, the Firm will limit the use of soft dollars to obtain services (i) as permitted under the safe harbor of Section 28(e) of the Exchange Act and (ii) which fall within the definition of “execution” and “research” as provided by the rules of the FCA. .

Research and other services obtained by the use of commissions arising from portfolio transactions are generally expected to benefit all clients of the Firm and will not be used for the exclusive benefit of any one client.

As a fiduciary, the Firm has an obligation to obtain best execution of clients’ transactions under the circumstances of the particular transaction. Consequently no allocation for soft dollar payments shall be made unless best execution of the transaction is reasonably expected to be obtained.

[1]	Markets in Financial Instruments European Union Directive (“MiFID”)

[2]	In 2006 the FSA removed the term “Soft Commission” and replaced it with a new chapter entitled “Use of dealing commission” in the Conduct of Business Rules.

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Best Execution & Use of Broker Commission Policy

Broker Selection

The Firm’s clients generally authorize the Firm to select brokers to effect transactions on their behalf. A number of criteria are to be considered in selecting brokers, including the brokers business reputation and financial position and its ability to consistently execute orders professionally and on a cost effective basis, provide prompt and accurate execution reports, prepare timely and accurate confirms, deliver securities or cash proceeds promptly and provide meaningful research services that are useful to the Firm in investment decision-making or other desired and appropriate services.

The Firm will monitor best execution as set out in its Execution Policy Notice (see Exhibit A).

PROCEDURES

Approval of Broker Commission Usage

Any proposed arrangement for receiving goods and services from brokers must be in writing and approved by the Compliance Officer in advance.

1.	The Compliance Officer will determine whether the service may be paid with soft dollars and will be responsible for reviewing any contracts with brokers for the provision of such services.

2.	The Compliance Officer will consult with the Lead Managers regarding the capabilities of relevant brokers. The Firm may establish commission “targets” with each broker providing soft commission services, but the contract will not include any firm commitments to such brokers regarding the actual amounts of commissions that will be generated.

Allocations for “Mixed Use” Services

At times, a product may have a “mixed use”, meaning that a portion of the product is used to provide bona fide research as part of the investment decision-making process and part of it may be used for a non-research purpose. In these situations, the Firm must make an allocation of the cost of such service based on its evaluation of the research and non-research uses of the product. The cost of the product must be paid using both hard and soft dollars, the hard dollars being paid by the Firm for the non-research portion and soft dollars for the research portion.

(a)	For services that have a “mixed use”, the Firm will make a fair and reasonable determination as to how much of the cost may be paid with soft dollars. The basis for such determination shall be documented and will include an explanation as to how the computation of such percentage was reached.

(b)	The computation shall be retained in the Firm’s files along with any records used to determine the “mixed use” percentages. The Compliance Officer will re-evaluate such “mixed use” services whenever there is a substantial change in their use.

Client Directed Brokerage

Where clients designate the use of a particular broker and direct that all or a portion of transactions for its account be executed through a specific broker in return for such broker providing the client with various goods and services, the Firm shall require that such direction be in writing. The Firm will make appropriate disclosure in writing to clients who direct trades to particular brokers, that with

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Best Execution & Use of Broker Commission Policy

respect to their directed trades, they will be treated as if they have retained the investment discretion that the Firm otherwise would have in selecting brokers to effect transactions and in negotiating commissions and that such direction may adversely affect the Firm’s ability to obtain best price and execution. In addition, the Firm will inform the client in writing that its orders may not be aggregated with other orders and that direction may hinder best execution.

If the client is subject to ERISA, the Firm will request that the client represent that the products or services obtained for soft commissions will be used exclusively for the benefit of the plan’s participants and their beneficiaries.

Disclose and Administration of the Policy

The Compliance Officer has overall responsibility for the supervision and implementation of this policy. The selection of a broker through which the Firm places trades for client accounts and any agreement relating to the provision of research or other services to be paid for out of soft commissions should be approved in advance by the Compliance Officer.

The Compliance Officer will review the disclosure relating to this policy set forth in the Firm’s Form ADV Part 2, investment advisory agreements and offering materials for clients that are private investment funds and update such disclosure as necessary. The Compliance Officer will also ensure that annual written disclosures are made to clients in relation to the split of broker commission paid between “execution” and “research”, as required by the FCA rules.

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Best Execution & Use of Broker Commission Policy

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Participating Affiliate Policies and Procedures